UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

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CapStar Financial Holdings, Inc.

(Name of Registrant as Specified in its Charter)

N/A

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March [●], 2020

Dear Shareholder,

I would like to extend a personal invitation for you to join us at the 2020 Annual Meeting of Shareholders which will be held on Friday, April 24, 2020, at 9:00 a.m. Central Time at the Tennessee Bankers Association located at 211 Athens Way #100, Nashville, Tennessee 37228.

Your attention is directed to the Notice of Annual Meeting of Shareholders and Proxy Statement enclosed with this letter which describe the formal business to be transacted at the meeting.  Following the meeting, we will discuss the status of our business and answer appropriate questions.

Your vote is important.  Please date, sign and promptly return the enclosed proxy card so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured.  You may also vote by using the Internet or calling the toll-free number as further described in the enclosed proxy card. The giving of your proxy does not affect your right to revoke it later or to vote your shares in person if you decide to attend the meeting.

I hope that you will be able to attend the 2020 Annual Meeting of Shareholders. I look forward to seeing you.

Sincerely,

Timothy K. Schools
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

You are hereby invited to attend the 2020 Annual Meeting of Shareholders of CapStar Financial Holdings, Inc.

When	9:00 a.m. Central Time on April 24, 2020.

Where	Tennessee Bankers Association, 211 Athens Way #100, Nashville, Tennessee 37228.

Record Date	Shareholders of record as of the close of business on March 19, 2020 will be entitled to notice of and to vote at the 2020 Annual Meeting of Shareholders (the “Record Date”).

Items of Business

(1)  To elect the following twelve (12) directors to serve until the 2021 Annual Meeting of Shareholders and until their successors have been duly elected and qualified: Dennis C. Bottorff, L. Earl Bentz, Jeffrey L. Cunningham, Thomas R. Flynn, Louis A. Green III, Myra NanDora Jenne, Joelle J. Phillips, Dale W. Polley, Timothy K. Schools, Stephen B. Smith, James S. Turner, Jr., and Toby S. Wilt (Proposal 1);

(2)  To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 2);

(3)  To approve an amendment to the Charter of the Company to increase the number of authorized shares of the Company’s capital stock from 30,000,000 to 40,000,000, with 35,000,000 shares being common stock and 5,000,000 shares being preferred stock (Proposal 3); and

(4)  To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

Recommendations	The Board of Directors recommends that you vote “FOR” each nominee for director in Proposal 1 and “FOR” each of Proposal 2 and Proposal 3.

PROXY MATERIALS

Our proxy materials, which include this Proxy Statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2019 (“Annual Report”) are first being delivered to shareholders on or about March [●], 2020.  Shareholders have the ability to access the proxy materials at www.proxydocs.com/cstr and complete their proxy card electronically at www.proxypush.com/cstr.

By Order of the Board of Directors,

Robert B. Anderson
Secretary

March [●], 2020

Nashville, Tennessee

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be Held on April 24, 2020

This Proxy Statement and the Annual Report

are available at http://www.proxydocs.com/cstr

1201 Demonbreun Street, Suite 700

Nashville, Tennessee 37203

(615) 732-6400

PROXY STATEMENT FOR THE

2020 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement (this “Proxy Statement”) is furnished by CapStar Financial Holdings, Inc., a Tennessee corporation, on behalf of its Board of Directors (the “Board”) for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”), and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy card are first being mailed or made available to shareholders on or about March [●], 2020. When used in this Proxy Statement, the terms “we,” “us,” “our” or the “Company” refer to CapStar Financial Holdings, Inc., and the “Bank” refers to CapStar Bank.

INFORMATION ABOUT THE ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting will be held at 9:00 a.m. Central Time on April 24, 2020 at the Tennessee Bankers Association which is located at 211 Athens Way #100, Nashville, Tennessee 37228.

What proposals will be voted upon at the Annual Meeting?

There are three proposals scheduled for a vote at the Annual Meeting:

(1)

To elect the following twelve (12) directors to serve until the 2021 Annual Meeting of Shareholders and until their successors have been duly elected and qualified: Dennis C. Bottorff, L. Earl Bentz, Jeffrey L. Cunningham, Thomas R. Flynn, Louis A. Green III, Myra NanDora Jenne, Joelle J. Phillips, Dale W. Polley, Timothy K. Schools, Stephen B. Smith, James S. Turner, Jr., and Toby S. Wilt (Proposal 1);

(2)	To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 2);
(3)

To approve an amendment to the Charter of the Company to increase the number of authorized shares of the Company’s capital stock from 30,000,000 to 40,000,000, with 35,000,000 shares being common stock and 5,000,000 shares being preferred stock (Proposal 3); and

(4)	To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

As of the date of this Proxy Statement, we are not aware of any additional matters that will be presented for consideration at the Annual Meeting.

What are the recommendations of the Board of Directors?

Our Board recommends that you vote:

•	“FOR” the election of each of the twelve (12) nominees named herein to serve on the Board;
•	“FOR” the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
•	“FOR” the approval of the amendment to the Charter of CapStar Financial Holdings, Inc.

Will our directors be in attendance at the Annual Meeting?

It is the Company’s policy that all directors attend annual meetings of shareholders.  Accordingly, we expect that all of our directors will be in attendance at the Annual Meeting.

INFORMATION ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on the record date, March 19, 2020 (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.  As of the close of business on the Record Date, the Company had [●] shares of common stock outstanding.

How do I vote?

For Proposal 1 (election of directors), you may either vote “FOR” any of the nominees named herein to the Board or you may “WITHHOLD” your vote for any nominee that you specify.  For Proposal 2 (ratification of the appointment of Elliott Davis, LLC) and Proposal 3 (approval of the amendment to the Charter of CapStar Financial Holdings, Inc.), you may vote “FOR” or “AGAINST” such proposal or “ABSTAIN” from voting.  The procedures for voting are set forth below:

Shareholder of Record: Shares Registered Directly in Your Name.  You may vote by completing, signing and dating the proxy card where indicated and mailing the proxy card in the postage paid envelope provided.  You may also vote by giving your proxy authorization over the Internet, by telephone or by attending the Annual Meeting and voting in person.  Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy or to give your proxy authorization to ensure that your votes are counted.  You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization.

•

To vote by mail, complete, sign and date the proxy card and return it promptly in the postage paid envelope provided. If your signed proxy card is received by 11:59 P.M., Eastern Time on April 23, 2020, then we will vote your shares as you direct.

•	To vote by the Internet, go to the website address set forth on the enclosed proxy card and follow the instructions provided on the website.
•	To vote by telephone, dial the toll-free phone number listed on your proxy card using a touch-tone phone and follow the recorded instructions.
•	To vote in person, attend the Annual Meeting, and we will provide you with a ballot when you arrive.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent.  If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the proxy materials from that organization rather than from the Company.  As a beneficial owner, you have the right to direct your broker, bank, or other agent how to vote the shares in your account.  You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares.  To vote in person at the Annual Meeting, you must obtain a “legal proxy” from your broker, bank or other agent.  To do this, contact your broker, bank or other agent and request a proxy card.

How many votes do I have?

For each proposal to be voted upon, you have one vote for each share of common stock that you own as of the close of business on the Record Date.

What if I return a proxy card but do not make specific choices?

Properly completed and returned proxies will be voted as instructed on the proxy card.  If you are a shareholder of record and you return the signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of all twelve (12) director nominees named herein, “FOR” the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and “FOR” the approval of the amendment to the Charter of CapStar Financial Holdings, Inc. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the Board or, if no recommendation is given, will vote your shares using his or her discretion.  If any director nominee named herein becomes unavailable for election for any reason prior to the vote at the Annual Meeting, the Board may reduce the number of directors to be elected or substitute another person as nominee, in which case the proxy holders will vote for the substitute nominee.

If your shares are held by your broker, bank or other agent as your nominee, you will need to obtain a proxy card from the organization that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares.  Brokers, banks or other agents that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to proposals that are not “routine” but may vote their clients’ shares on “routine” proposals.  Under applicable state laws and the rules of the Nasdaq Global Select Market (“NASDAQ”), Proposal 1 (election of directors) is a “non-routine” proposal. Conversely, Proposal 2 (ratification of the appointment of Elliott Davis, LLC) and Proposal 3 (approval of amendment to Charter of CapStar Financial Holdings, Inc.) are “routine” proposals.  If a broker, bank, or other agent indicates on a proxy card that it does not have discretionary authority to vote certain shares on Proposal 1, a non-routine proposal, then those shares will be treated as broker non-votes for purposes of Proposal 1, and such shares will not be counted as a “FOR” or “WITHHOLD” vote for purposes of Proposal 1. Conversely, brokers will have the discretionary authority to vote “FOR”, “AGAINST” or “ABSTAIN” on Proposal 2 and 3, if you do not instruct your broker otherwise. Although broker non-votes are counted as shares that are present at the Annual Meeting and entitled to vote for purposes of determining the presence of a quorum, they will not be counted as votes cast and will not have any effect on voting for the non-routine proposal presented in this Proxy Statement.

Can I change my vote?

Yes. If you are the record holder of your shares, you may revoke your proxy in any of the following ways:

•	You may change your vote at any time before the proxy is exercised by re-submitting your vote via the Internet or by telephone;
•	You may submit another properly completed proxy card bearing a later date which is received by 11:59 P.M., Eastern Time on April 23, 2020;
•

You may send a written notice that you are revoking your proxy.  The notice must be sent to 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Corporate Secretary, and must be received by 11:59 P.M., Eastern Time on April 23, 2020; or

•

You may attend the Annual Meeting and notify the election officials that you wish to revoke your proxy and vote in person.  However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of shareholders is necessary to hold a valid meeting.  A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented at the Annual Meeting.  As of the close of business on the Record Date, there were [●] shares of voting common stock outstanding and entitled to vote.  Thus, [●] shares of voting common stock must be represented at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum if you vote in person at the Annual Meeting, submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or give your proxy authorization over the Internet or by telephone.  Additionally, “WITHHOLD” votes, abstentions and broker non-votes will also be counted towards the quorum requirement.  If there is no quorum, the Chairman of the Annual Meeting may adjourn or postpone the meeting until a later date.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting who will separately count (i) “FOR” and “WITHHOLD” votes and broker non-votes, if any, with respect to Proposal 1 (election of directors) and (ii) “FOR”, “AGAINST” and “ABSTAIN” votes with respect to each of Proposal 2 (ratification of the appointment of Elliott Davis, LLC) and Proposal 3 (approval of amendment to Charter of CapStar Financial Holdings, Inc.).

How many votes are needed to approve each proposal?

For Proposal 1 (election of directors), if a quorum is present, the vote of a plurality of all of the votes cast by the shares entitled to vote at the Annual Meeting is necessary for the election of a director.  Shareholders are not entitled to cumulative voting in the election of our directors.  For purposes of the election of directors, “WITHHOLD” votes and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

For each of Proposal 2 (ratification of the appointment of Elliott Davis, LLC) and Proposal 3 (approval of amendment to Charter of CapStar Financial Holdings, Inc.), if a quorum is present, the Proposals will be approved if the votes cast for the proposal exceed the votes cast against the proposal.  Abstentions, if any, will not be counted as votes cast and will have no effect on the result of the vote.

How can I determine the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  Within four business days after the conclusion of the Annual Meeting, the Company will file a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) that announces the final voting results.

Who can help answer any questions I may have?

Shareholders who have questions about the matters to be voted on at the Annual Meeting or how to submit a proxy or who desire additional copies of this Proxy Statement or additional proxy cards should contact our Investor Relations department via (i) mail at CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations, (ii) email at ir@capstarbank.com or (iii) telephone at (615) 732-6455.

PROPOSAL 1
ELECTION OF DIRECTORS

Introduction

Our Charter and Amended and Restated Bylaws (“Bylaws”) provide that our Board will consist of between five and 25 directors, with the precise number being determined by our Board from time to time. The size of our current Board is thirteen (13), however, with the resignation of Mr. Thornburgh effective December 15, 2019, we currently have twelve (12) directors serving on our Board.

In accordance with our Bylaws and Tennessee law, our Board oversees the management of the business and affairs of the Company.  Our directors are elected annually by our shareholders at our annual meetings of shareholders for one-year terms and serve until their successors are duly elected and qualified or until their earlier death, resignation, retirement or removal.  Our Board also serves as the Board of our wholly-owned bank subsidiary, CapStar Bank.

At the Annual Meeting, twelve (12) persons will be elected to serve on our Board until the 2021 Annual Meeting of Shareholders and until their successors have been duly elected and qualified or until such director’s earlier resignation or removal. Mrs. Frist has informed us that she is not standing for re-election to our Board at the Annual Meeting. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee named herein will be unable to serve.  There are no family relationships among any of the members of our Board.

Mrs. Julie D. Frist, Vice Chair of our Board and Chair of our Nominating, Governance and Community Affairs Committee will not be standing for reelection at the Annual Meeting. Our Nominating, Governance and Community Affairs Committee has nominated Joelle J. Phillips to stand for election at the Annual Meeting. Accordingly, after the Annual Meeting, we expect that the size of our Board will be thirteen (13) but that we will have twelve (12) directors sitting on our Board.

In connection with the previously announced proposed mergers of FCB Corporation, a Tennessee corporation (“FCB”), The First National Bank of Manchester, a national banking association and wholly owned bank subsidiary of FCB (“FNBM”), and The Bank of Waynesboro, a Tennessee chartered bank and affiliate of FCB (“BOW”), with and into the Company and CapStar Bank, as applicable (the “Mergers”), one member of the current board of directors of FCB, FNBM or BOW will be selected by FCB in consultation with the Company and appointed as the thirteenth (13th) member of the Company’s Board at the effective time of the Mergers, which will fill the vacancy remaining on the Board after the Annual Meeting. Shareholders will not be entitled to vote at the Annual Meeting for the director who will fill the vacancy on the Board in connection with the Mergers.

Set forth below is the background and qualifications of each director nominee.

Director Nominees

Dennis C. Bottorff—Chairman of the Board of Directors

Mr. Bottorff, age 75, was one of the founders of CapStar Bank and currently serves as Chairman of our Board and as a member of the Nominating, Governance and Community Affairs Committee and the Credit Committee. Mr. Bottorff has served on our Board since 2008.  He is also the Founding General Partner of Council Capital Management, a private equity firm located in Nashville, where he was previously a Managing Partner from 2001 to 2016. Mr. Bottorff began his career in banking in 1968 at the former Commerce Union Bank in Nashville. After serving in numerous positions, he was named President in 1981 and Chief Executive Officer shortly thereafter. When Commerce Union Bank merged with Sovran Financial Corporation, or Sovran, in 1987, Mr. Bottorff became Chief Operating Officer of Sovran and moved to Norfolk, Virginia. He continued in this position when Sovran merged with Citizens and Southern Bank in Atlanta. After Citizens and Southern Bank and Sovran merged to form NationsBank, Mr. Bottorff returned to Nashville in 1991 to become Chief Executive Officer of First American National Bank. Following AmSouth’s acquisition of First American National Bank in 1999, Mr. Bottorff served as AmSouth’s Chairman of the board until his retirement in January 2001. He has served on over twelve corporate boards, including all of the banks at which he was an officer, Dollar General, Shoney’s, Ingram Industries and Tennessee Valley Authority, where he served as Chairman. Presently he is Trustee Emeritus at Vanderbilt University and a director of ANS, LLC. His leadership in the community has included serving as Chairman of the Tennessee Education Lottery Corporation, the United Way, the Nashville Symphony, the Nashville Area Chamber of Commerce, the Titans Advisory Board, and the Tennessee Performing Arts Center. He received a B.E. degree in electrical engineering from Vanderbilt University and an M.B.A. from Northwestern University. We believe Mr. Bottorff’s extensive leadership and governance experience at regional banks, in private equity and on corporate and non-profit boards gives him valuable insight and enables him to make significant contributions as a member of our Board.

L. Earl Bentz—Director

Mr. Bentz, age 68, was one of the founders of CapStar Bank and currently serves on the Audit Committee and the Credit Committee. Mr. Bentz has served on our Board since 2008.  Since 1996, he has been President and Chief Executive Officer of Triton Boats, a company he sold to Brunswick Corporation in 2005. Mr. Bentz serves on the board of directors of the Country Music Hall of Fame, and he has formerly served on the boards of the Middle Tennessee Council, Boy Scouts of America, the Tennessee Wildlife Resources Foundation, the National Association of Boat Manufacturers, the National Marine Manufacturers’ Association, the Recreational Boating and Fishing Foundation and the Congressional Sportsman’s Foundation. Mr. Bentz attended Clemson University and participated in continuing education programs in business finance at Vanderbilt University; he has also completed the Dale Carnegie Human Relations courses and training. Mr. Bentz’s business background, which also includes extensive experience in commercial real estate development and start-up companies, gives him valuable insight and enables him to make significant contributions as a member of our Board.

Jeffrey L. Cunningham—Director and Nominee for Vice Chair of the Board of Directors

Mr. Cunningham, age 62, has extensive experience in community banking and recently served as an Executive Vice President of CapStar Bank until his retirement in December 2019. Mr. Cunningham has served on our Board since his appointment on October 24, 2018, and currently serves on the Risk Committee and the Credit Committee. Previously, Mr. Cunningham served as President and CEO of Athens Federal Community Bank from March of 2000 through September 30, 2018 when Athens Federal Community Bank merged with CapStar Bank. Mr. Cunningham served as Chairman of Southland Finance Company, a subsidiary of Athens Federal Community Bank. Mr. Cunningham was the lead officer and director of Athens Federal Community Bank in its conversion from a mutual savings bank to an OCC chartered Savings Bank and IPO in 2010 and later its conversion to an OCC chartered National Bank. Prior to entering the banking profession in 2000, Mr. Cunningham practiced law for 12 years with an emphasis on commercial transactions, personal and commercial litigation, probate, and real estate law. Mr. Cunningham is an AV rated lawyer. Mr. Cunningham received a B.S. in Banking and Finance from the University of Tennessee at Knoxville and is an honors graduate of the University of Tennessee College of Law. Mr. Cunningham is a graduate of the ABA Graduate School of Banking held at Georgetown University. Mr. Cunningham is past President of the Independent Bankers Division of the Tennessee Bankers Association. He served two terms as president of the McMinn Bar Association. Mr. Cunningham also serves as President and CEO of the Athens Federal Foundation which is active throughout Southeast Tennessee financing and funding various charitable causes and organizations which are active in addressing the basic human needs of food, shelter, clothing, safety, and security. We believe Mr. Cunningham’s extensive background in banking and his legal knowledge give him valuable insight and allows him to make significant contributions as a member of our Board.

Thomas R. Flynn—Director

Mr. Flynn, age 47, serves as Chair of the Audit Committee and also serves on the Compensation and Human Resources Committee. Mr. Flynn has served on our Board since 2008.  Mr. Flynn is a director of Flynn Enterprises, LLC, a family owned, multi-national garment manufacturing, sales and distribution company headquartered in Hopkinsville, Kentucky, and serves on the boards of Planters Bank, Hopkinsville, for which he is also a member of the audit committee, and Jennie Stuart Medical Center, a regional hospital that serves Western Kentucky. Mr. Flynn attended Vanderbilt University as a National Merit Scholar, graduating with a bachelor’s degree in English, and subsequently received a law degree from Vanderbilt University Law School. We believe Mr. Flynn’s leadership in manufacturing and experience as a director in banking, healthcare and manufacturing and legal knowledge give him valuable insight and enables him to make significant contributions as a member of our Board.

Louis A. Green III—Director

Mr. Green, age 66, serves on the Audit Committee and the Nominating, Governance and Community Affairs Committee and chairs our Advisory Board for Sumner County, which provides guidance to our management regarding that portion of our market. Mr. Green has served on our Board since 2012.  He was an incorporator of American Security, which merged with CapStar in July 2012. Mr. Green is General Partner of Green & Little, a real estate investment company, and President of Green-Little Corporation, a real estate management company. He holds partnership interests in several companies investing in industrial, commercial and retail real estate. Mr. Green has served as director of Commerce Union Bank of Sumner County and as an advisory director of NationsBank. He attended the University of Tennessee. We believe Mr. Green’s extensive experience in banking and real estate gives him valuable insight and enables him to make significant contributions as a member of our Board.

Myra NanDora Jenne—Director

Ms. Jenne, age 51, serves on the Compensation and Human Resources Committee and the Nominating, Governance and Community Affairs Committee. Ms. Jenne has served on our Board since her appointment on October 24, 2018. She graduated with Honors with a B.S. from the University of Tennessee at Knoxville, where she served as captain of the Tennessee Dance Team. She went on to attend Samford University’s Cumberland School of Law and graduated with a J.D. in 1994. Ms. Jenne began practicing law with Carter, Harrod & Cunningham in Athens, Tennessee, and later practiced in Knoxville with Leitner, Williams, Dooley & Napolitan. She currently practices at The Jenne Law Firm in Cleveland, Tennessee, and also serves as the firm’s office manager. Ms. Jenne has served on the board of directors of Athens Federal Community Bank and on the Nalls Sherbakoff Group financial advisory board in Knoxville, Tennessee. She has been involved in various civic and charitable organizations in Cleveland, Tennessee over the past twenty years including serving on the boards at the Museum Center at Five Points and the Cleveland Athens Cotillion. She has also served on the Board of Trustees at Broad Street United Methodist Church and serves on several committees at The Baylor School in Chattanooga, Tennessee. We believe Ms. Jenne’s extensive leadership experience and professional experience give her valuable insight and enables her to make significant contributions as a member of our Board.

Joelle J. Phillips—Director

Ms. Phillips, age 53, has been nominated by the Nominating, Governance and Community Affairs Committee to stand for election as a member of our Board. Ms. Phillips graduated magna cum laude with a B.F.A. from Birmingham-Southern College in 1989 and went on to attend Washington & Lee University, School of Law where she graduated summa cum laude with a J.D. in 1995. Ms. Phillips began practicing law as law clerk for Hon. Rhesa H. Barksdale of the U.S. Court of Appeals for the Fifth Circuit, and later practiced in Atlanta, Georgia with Long, Aldridge & Norman LLP and in Nashville with Waller Lansden Dortch & Davis, LLP. After serving as General Attorney for both BellSouth and AT&T Tennessee, she now serves as the President of AT&T Tennessee, a position she has held since 2013. Ms. Phillips is involved in several civic and charitable organizations in Nashville, Tennessee, including serving as the Chair for the Drive to 55 Coalition and serving on the boards of Birmingham-Southern College, Tennessee Business Leadership Coalition and Nashville Repertory Theatre.  Furthermore, Ms. Phillips was recognized as the Nashville Business Journal Newsmaker of the Year for 2015, Nashville’s Power 100 list, Nashville’s Women Business Leaders of the Year 2014, Tennessee Board of Regents’ Award for Philanthropy and was named one of Nashville’s Outstanding CEOs for 2017. We believe that Ms. Phillips’ professional experience combined with her long history of involvement in the Nashville community will allow her to make significant contributions as a member of our Board.

Dale W. Polley—Vice Chair of the Board of Directors

Mr. Polley, age 70, serves as Chair of the Risk Committee and also serves on the Audit Committee. Mr. Polley has served on our Board since 2011.  He has extensive experience within the financial services industry, having most recently served as Vice Chairman and President of First American Corporation. Before joining First American National Bank in 1991, Mr. Polley was Group Executive Vice President and Treasurer for C&S/Sovran Corporation after holding various executive positions within Sovran before its merger with Citizens and Southern Bank. Mr. Polley joined Sovran from Commerce Union Bank of Nashville, where he was Executive Vice President and Chief Financial Officer. Mr. Polley retired as a Vice Chairman and member of the board of directors of First American Corporation and First American National Bank in 2000. Mr. Polley is a member of Leadership Nashville, the Financial Executives Institute and the Tennessee Society of Certified Public Accountants. He recently served as a member of the board of directors and audit committee of HealthStream, Inc., and is currently a member of the board of the Franklin American Music City Bowl. He has also served on the board, including the audit and executive committees, of Pinnacle Financial Partners, the board, including the audit committee, of O’Charley’s Inc., and the board of the Nashville branch of the Federal Reserve Bank of Atlanta. Mr. Polley received a bachelor’s degree from the University of Memphis. We believe his long career in leadership positions at regional banks and experience as a director of public companies, including chairing several audit committees, gives him valuable insight and enables him to make significant contributions as a member of our Board.

Timothy K. Schools—Director, President and Chief Executive Officer of CapStar Financial Holdings, Inc. and CapStar Bank

Mr. Schools, age 50, has served as a Director and the President and Chief Executive Officer of the Company since July 2019. Mr. Schools most recently served as a Director and the President and Chief Executive Officer at Highlands Bankshares. In Abingdon, Virginia.  At Highlands, he led the Board of Directors and Executive Committee in establishing and executing a strategic plan following a private equity recapitalization. During his tenure, Highlands significantly improved its financial performance, achieved “Best Bank” designations in each of their markets, and  remediated a long-standing and preexisting regulatory Written Agreement.  Prior to his tenure with Highlands, Mr. Schools served as Chief Strategy Officer of United Community Bank in Greenville, South Carolina and President of American Savings Bank in Honolulu, Hawaii.  He joined United Community Bank, as a member of its Executive Committee, following a private equity recapitalization. During Mr. Schools’ tenure, United Community Bank restored its financial health, achieved national customer service recognition, and remediated a preexisting regulatory Memorandum of Understanding. At American Savings Bank, Mr. Schools served as President and led the Board of Directors and Executive Committee in developing and executing a strategic plan designed to earn and achieve independence.  The plan resulted in a material improvement in financial performance, the creation of a market and industry leading culture, elevated competitiveness among its peers, and remediation of a preexisting regulatory Cease and Desist order.  Mr. Schools previously served as Chief Financial Officer of The South Financial Group and as a board member of APCO Employees Credit Union, First Market Bank, CRA Partners, Nasdaq Issuer Advisory Council, and OTC Markets Group Issuer Advisory Council. Mr. Schools graduated magna cum laude from James Madison University with a Bachelor’s degree in business administration and received his M.B.A from Emory University. We believe Mr. Schools’ extensive experience in the banking industry coupled with leadership roles on private and non-profit boards give him valuable insight and enable him to make significant contributions as a member of our Board.

Stephen B. Smith—Director

Mr. Smith, age 66, serves on the Credit Committee and the Nominating, Governance and Community Affairs Committee. Mr. Smith has served on our Board since 2008.  He is Chairman of Haury & Smith Contractors, Inc., a building and development company. He is active in the community, having served on the Metropolitan Nashville Planning Commission and the Regional Transit Authority and as Chairman of the Metropolitan Nashville Parks and Recreation board of directors. Mr. Smith served as National Finance Co-Chair for Senator Lamar Alexander’s presidential campaigns in 1996 and 2000, and he achieved Super Ranger status in President George W. Bush’s 2004 campaign. He was National Finance Chairman for Senate Majority Leader Bill Frist’s leadership political action committee, VOLPAC, served as Finance Chairman for Senator Lamar Alexander’s 2008 and 2014 re-election campaigns, and is currently the Finance Chairman for Senator Alexander’s leadership political action committee, TENNPAC. In addition he has served on the boards of the FHLB and Franklin Road Academy, and as director of the First Union National Bank community board. He holds a bachelor’s degree from Middle Tennessee State University.  He serves as Chairman of the Board of Trustees of Middle Tennessee State University, where he received his bachelor’s degree. We believe Mr. Smith’s business experience, banking board service and involvement in the community give him valuable insight and enable him to make significant contributions as a member of our Board.

James S. Turner, Jr.—Director

Mr. Turner, age 49, serves as Chair of the Credit Committee and also serves on the Risk Committee. Mr. Turner has served on our Board since 2008.  He joined Marketstreet Enterprises in 1999 and has served as the Managing Director since 2007. Mr. Turner has been a member of the board of directors of the Farmers National Bank Financial Corporation in Scottsville, Kentucky, for more than 15 years. He also serves on the boards of Cumberland Heights, the Nashville Downtown Partnership Board and the Frist Center for the Visual Arts. He received his bachelor’s degree from Vanderbilt University and his law degree from Vanderbilt University Law School. We believe Mr. Turner’s experience in and knowledge of the commercial real estate industry, his community banking board service, as well as his investment and legal knowledge, give him significant insight and enable him to make significant contributions as a member of our Board.

Toby S. Wilt—Director

Mr. Wilt, age 75, was one of the founders of CapStar Bank and serves as Chair of the Compensation and Human Resources Committee and member of the Audit Committee. He has served on our Board since 2008.  Mr. Wilt has nearly four decades of experience in the banking industry. Mr. Wilt is a retired, non-practicing certified public accountant, who is no longer affiliated with the Tennessee Association of Accountants or the AICPA.  He practiced accountancy with Ernst & Ernst in the 1970s.  He has previously served on the boards of directors of banks and public companies including C&S/Sovran Corporation, Commerce Union Bank, Outback Steakhouse and Genesco Inc. Mr. Wilt currently serves as President of TSW Investment Company, Founding President of Golf Club of Tennessee, and Chairman of the board of Christie Cookie Company. Mr. Wilt is also a former board member of First American National Bank. He earned a B.E. in civil engineering from Vanderbilt University and is a former pilot in the United States Air Force. We believe Mr. Wilt’s significant experience in banking and as a director of banks and public companies, including his service on audit and human resource committees, gives him valuable insight and enables him to make significant contributions as a member of our Board.

Required Vote

If a quorum is present at the Annual Meeting, each nominee will be approved if the votes cast for such nominee exceed the votes cast against such nominee. If a nominee is not approved, the matter will be referred to the Nominating, Governance and Community Affairs Committee for further review.

THE BOARD RECOMMENDS A VOTE “FOR” EACH NOMINEE NAMED ABOVE.

CORPORATE GOVERNANCE

Overview

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace.  We understand that corporate governance practices change and evolve over time, and we seek to adopt and use practices that we believe will be of value to our shareholders and will positively aid in the governance of the Company.  To that end, we regularly review our corporate governance policies and practices and compare them to the practices of other peer public companies.  We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our Board determines that it would benefit us and our shareholders.

In this section, we describe the roles and responsibilities of our Board and its committees and describe our corporate governance policies, procedures and related-documents.  All of our Board’ committees have written charters, which can be found on our Investor Relations webpage under the tab entitled “Corporate Governance - Documents & Charters” at www.ir.capstarbank.com.   We will also provide a copy of any committee charter, our Corporate Governance Guidelines and our Code of Ethics and Conflicts of Interest Policy without charge upon written request sent to 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations.  Information that is presented or hyperlinked on our website is not incorporated by reference into this Proxy Statement.

Director Independence

NASDAQ rules require that independent directors comprise a majority of our Board.  In addition, NASDAQ rules, as well as those of the SEC, impose several other requirements with respect to the independence of our directors.  Accordingly, our Board has evaluated the independence of its members based upon the rules of NASDAQ and the SEC.  Applying these standards, our Board has affirmatively determined that, with the exception of Mr. Schools and Mr. Cunningham, each of our current directors is an independent director, as defined under the applicable rules.  Our Board determined that Mr. Schools does not qualify as an independent director because he is an executive officer of the Company and that Mr. Cunningham does not qualify as an independent director because he was an employee of the Company within the last three years.

Board Meetings and Attendance

The Board meets at least quarterly at regularly scheduled meetings. Directors are expected to attend and participate in all meetings, including the Company’s annual meetings of shareholders, and must be willing to devote sufficient time, energy and attention to properly discharging their duties and responsibilities to the Company and the Board effectively twelve (12) of our thirteen (13) directors then serving on the Board attended the 2019 Annual Meeting of Shareholders. We expect all of our directors to attend at least 75% of the total of all meetings of the Board and the committees on which he or she serves during a fiscal year.  When considering nominees for re-election to the Board, the Nominating, Governance and Community Affairs Committee may consider exceptions to our attendance policy for excusable absences.

Independent directors meet in executive session at each Board meeting, with no members of management and only independent directors being present.  Mr. Bottorff, the Chairman of the Board, presides at all executive sessions of independent directors.

During 2019, the Board met on ten (10) occasions, including two (2) specially called meetings of the Board. In 2019, each director attended at least 75% of the total of all meetings of the Board and the committees on which he or she served during the period in which he or she served on our Board or the respective committee of our Board.

Committees of our Board

Our Board has the authority to appoint committees to perform certain management and administrative functions.  During 2019, our Board had five committees: the Audit Committee, the Nominating, Governance and Community Affairs Committee, the Compensation and Human Resources Committee, the Credit Committee and the Risk Committee.  These committees of our Board also performed the same functions for the Bank.  Our Board adopted written charters for each of these committees.  As necessary, from time to time, special committees may be established by our Board to address certain issues.  The following table shows the composition of each of the committees of our Board during 2019 and the number of times each committee met during 2019:

Name	Audit	Nominating, Governance and Community Affairs	Compensation and Human Resources	Credit	Risk
Dennis C. Bottorff		X		X
L. Earl Bentz	X			X
Jeffrey L. Cunningham				X	X
Thomas R. Flynn	X*		X
Julie D. Frist (1)		X*	X
Louis A. Green III	X	X
Myra NanDora Jenne		X	X
Joelle J. Phillips (2)
Dale W. Polley	X				X*
Timothy K. Schools (3)
Stephen B. Smith		X		X
Richard E. Thornburgh (4)			X		X
James S. Turner, Jr.				X*	X
Toby S. Wilt	X		X*
Number of Meetings in 2019	13	6	5	9	9

*	Committee Chair
(1)

Although Mrs. Frist served during 2019, and currently serves, as the Chair of our Nominating, Governance and Community Affairs Committee and as a member of our Compensation and Human Resources Committee, she will not be standing for re-election at the 2020 Annual Meeting.

(2)	Ms. Phillips is standing for election as a director on our Board at the 2020 Annual Meeting and, as such, does not currently serve on any of the committees of our Board.
(3)	Mr. Schools became a member of our Board effective July 31, 2019. Mr. Schools does not currently serve on any of the committees of our Board.
(4)	Prior to his resignation from our Board effective December 15, 2019, Mr. Thornburgh served as a member of the Compensation and Human Resources and the Risk Committees.

The table above and the following disclosure provides detail regarding the composition and responsibilities of each of the Board’s committees during the year ended December 31, 2019. On March 5, 2020, our Board approved the consolidation of our Audit Committee with our Risk Committee and certain committee reassignments, to be effective upon the election of director nominees at the Annual Meeting. For more information regarding these changes, please see “Corporate Governance — 2020 Committee Reassignments and Combining of Audit and Risk Committees.”

Audit Committee

Our Audit Committee consists of Messrs. Flynn (Committee Chair), Bentz, Green, Polley and Wilt. Our Audit Committee charter requires that our Audit Committee be comprised entirely of independent directors.  The committee is responsible for, among other things: monitoring the integrity of, and assessing the adequacy of, our financial statements, the financial reporting process and our system of internal accounting and financial controls; assisting our

Board in ensuring compliance with laws, regulations, policies and procedures; selecting our independent registered public accounting firm and assessing its qualifications, independence and performance; monitoring the internal audit function; reviewing and, if appropriate, pre-approving all auditing and permissible non-audit services performed by the independent public accounting firm; and reviewing and, if appropriate, approving related-party transactions other than those subject to Regulation O.  At least once per year, our Audit Committee meets privately with each of our independent registered public accounting firm, management and our internal auditors.

Our Board has affirmatively determined that each of Messrs. Flynn, Bentz, Green, Polley and Wilt satisfies the requirements for independence as an audit committee member under the Sarbanes-Oxley Act (“SOX”) and the rules and regulations of NASDAQ and the SEC. Further, the Board has determined that each of Messrs. Flynn, Bentz, Green, Polley and Wilt satisfies the requirements for financial literacy under the rules and regulations of NASDAQ and the SEC, and that each of Messrs. Bentz, Flynn, Green, Polley and Wilt qualify as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of NASDAQ.

Compensation and Human Resources Committee

Our Compensation and Human Resources Committee consists of Mr. Wilt (Committee Chair), Mr. Flynn, Mrs. Frist and Ms. Jenne.  Mrs. Frist is not standing for re-election at the Annual Meeting and, therefore, will not serve as a member of the Compensation and Human Resources Committee after the Annual Meeting. Our Compensation and Human Resources Committee charter requires that our Compensation and Human Resources Committee be comprised entirely of independent directors.  The committee is responsible for, among other things, reviewing and approving compensation arrangements with our Chief Executive Officer and other executive officers; advising management with respect to compensation, including equity and non-equity incentives; making recommendations to the Board regarding our overall equity-based incentive programs; administering a performance review process for, and, in collaboration with the Nominating, Governance and Community Affairs Committee; and, in collaboration with the Nominating, Governance and Community Affairs Committee, periodically reviewing the succession plan for the Chief Executive Officer and other executive officers. In addition, the committee annually reviews corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers and recommends compensation levels to the Board based on this evaluation.  See “Executive Compensation – Narrative Discussion of Summary Compensation Table – Compensation Philosophy” for more information.

Our Board has determined that each member of our Compensation and Human Resources Committee meets the requirements for independence under the rules and regulations of NASDAQ and the SEC, qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”), and as a “non-employee director” for purposes of Rule 16b‑3 of the Exchange Act. Our board has determined that each of Mr. Wilt, Mr. Flynn, Mrs. Frist and Ms. Jenne are independent; thus, a majority of the directors serving on our Compensation and Human Resources Committee are independent as required by the Compensation and Human Resources Committee charter.

Nominating, Governance and Community Affairs Committee

Our Nominating, Governance and Community Affairs Committee consists of Mrs. Frist (Committee Chair), Mr. Bottorff, Mr. Green, Ms. Jenne and Mr. Smith. Mrs. Frist will not be standing for re-election at the Annual Meeting and the Board currently expects that Mr. Wilt will be appointed as the chair of the Nominating, Governance and Community Affairs Committee, subject to his election as a director at the Annual Meeting. Our Nominating, Governance and Community Affairs Committee charter requires that our Nominating, Governance and Community Affairs Committee be comprised entirely of independent directors.  The committee is responsible for, among other things, identifying and recommending to our Board qualified individuals to become directors; nominating candidates for election to our Board to fill vacancies that occur between annual meetings of shareholders; in collaboration with the Compensation and Human Resources Committee, periodically reviewing the succession plan for the Chief Executive Officer and other executive officers; advising our Board with respect to the roles and composition of committees; overseeing the evaluation of our Board; assisting our Board in establishing and maintaining effective corporate governance practices; annually evaluating our Board and committees and providing recommendations to help them function more effectively; and establishing and overseeing a compliance risk program that enables the Company to manage compliance risks related to regulatory and internal and external oversight such as the Community Reinvestment Act, fair lending and similar consumer regulations.

Our Board has determined that each member of our Nominating, Governance and Community Affairs Committee meets the requirements for independence under the rules and regulations of NASDAQ and the SEC.

Credit Committee

Our Credit Committee consists of Messrs. Turner (Committee Chair), Bentz, Bottorff, Cunningham and Smith. The charter of our Credit Committee provides that a majority of the members of the committee must be independent.  The Credit Committee is responsible for, among other things, monitoring the management of our assets, with a primary focus on loans, other real estate owned, and other customer-related assets; reviewing and monitoring compliance with our Loan and Credit Administration Policy; ensuring review of each criticized and classified loan; reviewing charge-offs and recoveries; monitoring exceptions to loan policies, collateral and financial statements; ensuring that extensions of credit to directors, executive officers and their affiliates are in compliance with law and reviewing loans subject to Regulation O, and, to the extent required by Regulation O and where appropriate, recommending approval of such loans by the full Board; and reviewing progress with respect to management’s goals for improvements in credit quality.

Risk Committee

Our Risk Committee consists of Messrs. Polley (Committee Chair), Cunningham and Turner.  The charter of our Risk Committee provides that a majority of the members of the committee must be independent.  This committee is responsible for, among other things, assisting our Board in its oversight of our enterprise risk management governance and processes and for reviewing and approving the risk parameters to be used by management in the operation of the Company.  Additionally, its roles include capital management; providing oversight of asset liability management processes; reviewing the strategic plan and budget before their presentation to the full Board; reviewing our insurance risk management program; ensuring that our internal policies, procedures and guidelines are appropriate to manage risk; monitoring interest rate risk management; and approving our asset/liability and investment policies.

2020 Committee Reassignments and Combining of Audit and Risk Committees

Upon the election of the director nominees at the Annual Meeting, our Board expects to approve the consolidation of our Audit Committee with our Risk Committee. The newly consolidated Audit and Risk Committee will have all of the same responsibilities as were previously assigned to each of the respective committees. Further, all members of the newly consolidated Audit and Risk Committee will be required to be independent pursuant to the new Audit and Risk Committee charter, SOX and the rules and regulations of NASDAQ and the SEC. Subject to the election of the director nominees at the Annual Meeting, the Board expects to appoint Mr. Polley to chair our Audit and Risk Committee and Messrs. Bentz, Flynn and Green will serve as members of the Audit and Risk Committee.

Further, subject to the election of the director nominees at the Annual Meeting, the Board expects to appoint Mr. Wilt to serve as the chair of our Nominating, Governance and Community Affairs Committee and Mr. Flynn to serve as the chair of our Compensation and Human Resources Committee.

Board and Committee Self-Evaluations

The Board conducts annual self-evaluations and completes questionnaires to assess the qualifications, attributes, skills and experience represented on the Board and to determine whether the Board and its committees are functioning effectively.  The Nominating, Governance and Community Affairs Committee oversees this annual review process and, through its Chair, discusses the input with the full Board.  In addition, each committee reviews annually the qualifications and effectiveness of that committee and its members. Each year the Board also reviews the Company’s governance documents and modifies them as appropriate.  These documents include the charters for each Board committee, our Corporate Governance Guidelines, our Code of Ethics and Conflicts of Interest Policy and other key policies and practices.

The Board and each of the Board committees will continue to monitor corporate governance developments and will continue to evaluate committee charters, duties and responsibilities under our Corporate Governance Guidelines and Code of Ethics and Conflicts of Interest Policy with the intention of maintaining full compliance with all applicable corporate governance requirements.

Board Leadership Structure

Our Corporate Governance Guidelines provide for separation of the roles of Chief Executive Officer and Chairman of our Board, a structure which our Board has determined is in the best interests of our shareholders at this time. Mr. Bottorff serves as Chairman of the Board, and Mr. Schools serves as our President and Chief Executive Officer. Mr. Schools also serves as Chief Executive Officer and President of CapStar Bank and as a member of the Bank’s Board.

The Board has determined that our bifurcated leadership structure is appropriate for the Company and our shareholders because it (i) enables Mr. Schools to focus directly upon identifying and developing corporate priorities, executing our business plan and providing daily leadership while concurrently ensuring that Mr. Schools and his intimate knowledge of our Company and of the banking industry generally remain as an invaluable resource to our Board and (ii) assists Mr. Bottorff in fulfilling his duties of overseeing the implementation of our strategic initiatives, facilitating the flow of information between the Board and management and fostering executive officer accountability.

Role of the Board in Risk Oversight

The Board has an active role, as a whole and at the committee level, in the Company’s risk oversight process.  The Board and its committees receive regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks.  At the committee level, (i) the Audit Committee oversees the management of accounting, financial and legal risks; (ii) the Compensation and Human Resources Committee oversees the management of risks relating to the Company’s executive compensation program as well as compensation matters involving all employees and the Company’s directors; (iii) the Nominating, Governance and Community Affairs Committee manages risks associated with the independence of the members of the Board and potential conflicts of interest and certain regulatory risks; (iv) the Credit Committee manages risks associated with the Company’s credit risk management; and (v) our Risk Committee is specifically tasked with helping our Board execute its risk management objectives by overseeing an enterprise-wide approach to risk management, which is structured to achieve our strategic objectives, improve our long-term performance and support growth in shareholder value.

Although each committee is directly responsible for evaluating certain enumerated risks and overseeing the management of such risks, the entire Board is generally responsible for and is regularly informed through committee reports about such risks and any corresponding remediation efforts designed to mitigate such risks.  In addition, appropriate committees of the Board receive reports from senior management within the organization to enable the committees to understand risk identification, risk management and risk mitigation strategies.  When a committee receives such a report, the Chair of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board’ meeting.  This enables the Board and its committees to coordinate the risk oversight role.

Service Limitations on Other Boards of Directors

Our Corporate Governance Guidelines require that directors should not serve on more than four other boards of public companies (or private, not-for-profit or service organization boards that are deemed by the Board to be equivalent) in addition to our Board.  The Nominating, Governance and Community Affairs Committee may, in its discretion, grant exceptions to this limit on a case-by-case basis. None of our directors serve on more than four other boards.

Director Nominations

Overview.  Pursuant to its charter, the Nominating, Governance and Community Affairs Committee is responsible for the process relating to director nominations, including identifying, reviewing and selecting individuals who may be nominated for election to the Board.  The Nominating, Governance and Community Affairs Committee considers nominees to serve as directors of the Company and recommends such persons to the Board.  The Nominating, Governance and Community Affairs Committee also considers director candidates recommended by shareholders in accordance with the Company Bylaws and provides a process for receipt and consideration of any such recommendations.  On October 24, 2019, our Board approved an amendment and restatement of the Company’s Bylaws that, among other things, expanded the scope of disclosures required of a shareholder to bring a nomination to our Board before a shareholder meeting. This increased disclosure requirement allows our Nominating, Governance and Community Affairs Committee to better assess the qualifications of director nominees and to ensure that nominees are and will remain in compliance with all laws applicable to the Company’s directors. In approving candidates for election as director, the Nominating, Governance and Community Affairs Committee also seeks to ensure that the Board and its committees will satisfy all applicable requirements of the federal securities laws and the corporate governance requirements for NASDAQ-listed issuers.

Committee Selection Process.  The Nominating, Governance and Community Affairs Committee regularly assesses the mix of experience, skills, diversity and industries currently represented on our Board, whether any vacancies on the Board are expected due to retirement or otherwise, the experience, skills and diversity represented by retiring directors, and additional skills highlighted during the self-assessment process that could improve the overall quality and ability of the Board to carry out its functions.

The Nominating, Governance and Community Affairs Committee and the Board do not believe the Company should establish term or age limits for its directors. Although such limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the knowledge and contributions of directors who have been able to develop, over a period of time, deep insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. As an alternative to term or age limits, the Nominating, Governance and Community Affairs Committee reviews each director’s continuation on the Board every year. This review includes the analysis of the Nominating, Governance and Community Affairs Committee regarding each director’s independence and whether any director has had a significant change in his or her business or professional circumstances during the past year.

Prior to completing its recommendation to the Board of nominees for election, the Nominating, Governance and Community Affairs Committee requires each potential candidate to complete a director’s and executive officer’s questionnaire and a report on all transactions between the candidate and the Company, its directors, officers and related parties. The Nominating, Governance and Community Affairs Committee will also consider such other relevant factors as it deems appropriate. After completing this evaluation, the Nominating, Governance and Community Affairs Committee will make a recommendation to the Board of the persons who should be nominated, and the Board will then determine the nominees after considering the recommendations of the Committee.

Criteria for Director Nominees.  In identifying, reviewing and selecting potential nominees for director, the Nominating, Governance and Community Affairs Committee considers individuals from various disciplines and diverse backgrounds.  Although the Company has no formal policy addressing diversity, the Nominating, Governance and Community Affairs Committee and Board believe that diversity is an important attribute of the members who comprise our Board and that the members should represent an array of backgrounds and experiences and should be capable of articulating a variety of viewpoints. Accordingly, pursuant to its charter and our Corporate Governance Guidelines, the Nominating, Governance and Community Affairs, Committee considers in its identification, review and selection of potential director nominees various criteria, including individual integrity, education, business experience, accounting and financial expertise, age, diversity, reputation, civic and community relationships, knowledge and experience in matters impacting financial intuitions, and the ability of the individual to devote the necessary time to serving the board of directors of a public company.  When re-nominating incumbent directors, the Nominating, Governance and Community Affairs Committee considers among all relevant factors, the individuals contributions, including the value of his or her experience as a director of the Company, the availability of new director candidates who may offer unique contributions, and the Company’s changing needs.

Procedure to be Followed by Shareholders.  On an ongoing basis, the Nominating, Governance and Community Affairs Committee considers potential director candidates identified on its own initiative as well as candidates referred or recommended to it by other directors, members of management, shareholders and other resources (including individuals seeking to join the Board).  Shareholders who wish to recommend candidates may contact the Nominating, Governance and Community Affairs Committee in the manner described below under “—Communications with the Board and Committees.” All candidates are required to meet the criteria outlined above, as well as the director independence and other standards set forth in our Corporate Governance Guidelines and other governing documents, as applicable, as determined by the Nominating, Governance and Community Affairs Committee in its sole discretion.

Shareholder nominations must be made according to the procedures required under our Amended and Restated Bylaws and described in this Proxy Statement under the heading “Additional Information — How and when may I submit a shareholder proposal for the 2021 Annual Meeting of Shareholders?” The Nominating, Governance and Community Affairs Committee strives to evaluate all prospective nominees to the Board in the same manner and in accordance with the same procedures, without regard to whether the prospective nominee is recommended by a shareholder, the Nominating, Governance and Community Affairs Committee, another board member or members of management.  However, the Nominating, Governance and Community Affairs Committee may request additional information in connection with the evaluation of candidates submitted by shareholders due to the potential that the existing directors and members of management will not be as familiar with the proposed candidate as compared to candidates recommended by existing directors or members of management. The Nominating, Governance and Community Affairs Committee will conduct the same analysis that it conducts with respect to its director nominees for any director nominations properly submitted by a shareholder and, as a result of that process, will decide whether to recommend a candidate for consideration by the full Board.

Independent Compensation Consultant

To facilitate the fulfillment of its duties, the Compensation and Human Resources Committee has sole authority to retain, and to delegate the authority to retain, outside advisors, including compensation consultants, to assist the Compensation and Human Resources Committee with executive compensation matters. The Compensation and Human Resources Committee has sole authority to approve the fees and retention terms of any such advisors or consultants. During 2019, the Compensation and Human Resources Committee engaged Blanchard Consulting Group (“Blanchard”) as its independent compensation consultant to review of the Company’s executive compensation program. Blanchard also provided advice and information on other executive compensation matters, including executive pay components, prevailing market practices, and relevant legal and regulatory requirements.

The Compensation and Human Resources Committee considered whether there were any conflicts of interest created by its engagement of Blanchard to provide compensation consulting services in 2019. Its consideration focused on (i) the fact that Blanchard did not provide any services to the Company other than compensation consulting services to the Compensation and Human Resources Committee, (ii) the conflicts of interest policies and procedures of the Company and of Blanchard, (iii) the lack of any relationships between Blanchard and members of our Board, (iv) the fact that our common stock was not owned by Blanchard or any of its employees and (v) the lack of any relationships between Blanchard and any of our executive officers. Based on this assessment, the Compensation and Human Resources Committee concluded that no conflicts of interest existed with respect to Blanchard or its engagement by the Compensation and Human Resources Committee.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which, in conjunction with our committee charters and Board Supervision Policy, set forth the framework within which our Board, assisted by Board committees, direct the affairs of the Company. Our Corporate Governance Guidelines address, among other things, the composition and functions of our Board, director independence, compensation of directors, management succession and review, Board committees, Board and committee evaluation processes and selection of new directors.  The Board believes such guidelines to be appropriate for the Company in its effort to maintain “best practices” regarding corporate governance.

Code of Ethics and Conflicts of Interest Policy

Our Board has adopted a Code of Ethics and Conflicts of Interest Policy (the “Code of Ethics”) governing all of our directors, officers, including our principal executive officer, principal financial officer and principal accounting officer, and other employees.  The Code of Ethics covers compliance with law, fair and honest dealings with us, with competitors and with others, fair and honest disclosure to the public, conflicts of interest, and procedures for ensuring accountability and adherence to the Code of Ethics.  We expect that any amendments to the Code of Ethics, or any waivers of its requirements, will be disclosed on our website, as well as any other means required by the SEC and NASDAQ.

Certain Relationships

There are no family relationships between any of our directors, executive officers or persons nominated to become a director or executive officer.  During 2019, Mr. Thornburgh served on our Board pursuant to the terms of the SARSA (as defined under the “Certain Relationships and Related Transactions” heading below) among us, the Bank, the Corsair funds, North Dakota Investors, LLC, L. Earl Bentz, Dennis C. Bottorff, GSD Family Investments, LLC, Julie D. Frist, James S. Turner, Toby S. Wilt, and Thomas R. Flynn. In this Proxy Statement, the Corsair funds and North Dakota Investors, LLC are referred to as the Corsair Investors, and the remaining shareholders party to the SARSA are referred to as the Non-Corsair Investors. See “Certain Relationships and Related Transactions—Second Amended and Restated Shareholders’ Agreement.”

Compensation Committee Interlocks and Insider Participation

No member of our Compensation and Human Resources Committee (i) is or has ever been an employee of the Company or our Bank, (ii) was, during the last completed fiscal year, a participant in any related-party transaction requiring disclosure under “Certain Relationships and Related Transactions,” except with respect to loans made to such committee members in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties or (iii) had, during the last completed fiscal year, any other interlocking relationship requiring disclosure under applicable SEC rules.

Communications with the Board and Committees

We have established procedures for shareholders or other interested parties to communicate directly with our Board or with a committee of the Board.  Such parties can contact our Board, a committee or a specific director by sending written correspondence by mail to:

CapStar Financial Holdings, Inc.

Attention: Corporate Secretary

1201 Demonbreun Street, Suite 700

Nashville, Tennessee 37203

The Corporate Secretary is responsible for reviewing all communications addressed to our Board, any committee or any specific director to determine whether such communications require Board, committee or personal review, response or action.  Generally, the Corporate Secretary will not forward to the Board, any committee or any specific director any communications relating to Company products and services, solicitations, or otherwise improper or irrelevant topics.  If, however, the Corporate Secretary determines that a communication relates to corporate governance or otherwise requires review, response or action by the Board, any committee or any specific director, then the Secretary will promptly send a copy of such communication to each director serving on the Board, the applicable committee or the applicable director.

Executive Officers

Our Nominating, Governance and Community Affairs Committee annually makes recommendations to our Board concerning the appointment or re-appointment of certain officers of the Company and CapStar Bank, including the Chief Executive Officer, Chief Financial Officer and Chief Administrative Officer. On March 5, 2020, upon the recommendation of our Nominating, Governance and Community Affairs Committee, our Board designated each of John A. Davis, the Company’s Chief Operations and Technology Officer, and Jennie O’Bryan, the Company’s Chief Culture Officer, as executive officers of the Company for the fiscal year 2020.

Set forth below is background information regarding each of our executive officers, other than Mr. Schools whose biography is set forth above under the caption “Election of Directors —Director Nominees.”  There are no family relationships among any of our executive officers. Further, other than the employment agreements described in this Proxy Statement, there are no arrangements or understandings between the executive officers listed below and any other person(s) pursuant to which he or she was selected as an executive officer.

Executive Officers

Robert B. Anderson—Chief Financial Officer and Chief Administrative Officer, CapStar Financial Holdings, Inc. and CapStar Bank

Mr. Anderson, age 54, is Chief Financial Officer and Chief Administrative Officer for CapStar Financial Holdings, Inc. and CapStar Bank. He joined the Bank in December 2012 and brings more than two decades of leadership experience in the financial sector. Mr. Anderson spent several years with Bank of America and held several different roles, including as Chief Financial Officer of the business banking segment. Additionally, Mr. Anderson was Chief Financial Officer for Capital One’s Commercial Bank. Mr. Anderson earned a bachelor’s degree in accounting from The Ohio State University and an M.B.A. in finance from Pepperdine University, and he is a certified public accountant (inactive). He is a graduate of the University of Virginia’s Darden School of Business executive education series.

Christopher G. Tietz—Chief Credit Officer, CapStar Bank

Mr. Tietz, age 57, is the Chief Credit Officer of CapStar Bank. Mr. Tietz joined the Bank in March 2016 and has over 31 years of banking experience starting as a trainee of First American National Bank in Nashville in 1985 and rising to the position of Executive Vice President and Regional Senior Credit Officer for First American’s West Tennessee Region including oversight of credit functions for private banking, business banking, middle-market, and corporate banking functions.  Subsequent to his positions at First American, Mr. Tietz held various Chief Credit Officer roles at banks in the Midwest including at First Place Bank in Ohio from 2011 to 2012. From 2012 to 2016 he was Chief Credit Officer of FSG Bank in Chattanooga, Tennessee.  His experience includes capital raising activities, asset quality resolution, development of lending initiatives to achieve quality asset growth, and management and resolution of regulatory actions.  Mr. Tietz holds a bachelor’s degree from the University of Alabama.

John A. Davis - Chief Operations and Technology Officer, CapStar Bank

Mr. Davis, age 56, has served as the Chief Operations and Technology Officer for CapStar Bank since November 2019. Mr. Davis leads the deposit and loan operations, information technology and project management office of the Bank.  Mr. Davis has over 28 years of banking experience, serving most recently as the Executive Vice President and Chief Operating Officer of MidSouth Bank, NA in Louisiana from 2018 to 2019. At MidSouth Bank, Mr. Davis was responsible for overseeing and revamping the infrastructure of a bank with over $2 billion in assets. Prior to joining MidSouth Bank, Mr. Davis served as a Project Manager at Southern Bank and Trust Company from June 2017 to May 2018. Mr. Davis was previously with Yadkin Bank in Raleigh, North Carolina for approximately 11 years where he served as Senior Vice President and Director of Operations at from October 2014 to May 2017. At Yadkin Bank, Mr. Davis oversaw operations and led the integrations of four bank mergers during his tenure. Mr. Davis holds a bachelor’s degree from Elon University and obtained a BAI certificate from Vanderbilt University.

Jennie O’Bryan - Chief Culture Officer, CapStar Bank

Mrs. O’Bryan, age 53, is the Chief Culture Officer of CapStar Bank.  Mrs. O’Bryan joined CapStar in May 2019 with over 36 years in previous banking experience. Her passion for client service began in 1984 as a Teller with Nashville City Bank.  Mrs. O’Bryan joined US Bank that same year and held multiple leadership positions during her 35 year tenure.  She served as a Metropolitan District Manager, from 2000 to 2012 and led the Retail Division with oversight of the Nashville, TN, U.S. Bank franchise.  In 2012, Ms. O’Bryan was promoted to Metropolitan Client Experience Manager where she was responsible for the client experience and employee engagement of 565 branches across the Midwest Division.  Her ensuing position, Regional Manager Wealth Management Division, from 2014 to 2018 was comprised of the Ohio, Kentucky, Tennessee, Kansas and Missouri markets.   As Chief Culture Officer at CapStar Bank Mrs. O’Bryan is accountable for developing strategies to reinforce the bank’s culture ensuring positive-growth which includes oversight for both Human Resources and Marketing.  She is a thought leader and advisor that demonstrates the ability to create solutions that improve both the employee and client engagement experience. Ms. O’Bryan graduated from Executive Banking School at Furman University and has previously served on the board of Junior Achievement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Banking Transactions with Related Parties

Our Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to directors, executive officers, principal shareholders and their affiliates including corporations or organizations for which they serve as officers or directors or in which they have beneficial ownership interests of 10% percent or more.  These loans have all been made in the ordinary course of our business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to us.  Further, such loans are and will be subject to the policies and procedures regarding related-party transactions discussed below, and they do not present us with more than the normal risk of uncollectability or other unfavorable characteristics.

Second Amended and Restated Shareholders’ Agreement

On August 22, 2016, we entered into the Second Amended and Restated Shareholders’ Agreement (the “SARSA”) with the Corsair Investors and the Non-Corsair Investors.  As of March 5, 2020, the aggregate beneficial ownership of our Company that is held by shareholders that are party to the SARSA is approximately 7.3%.

Other than with respect to registration rights and rights and obligations with respect to indemnification, the SARSA remained in effect until June 30, 2018.  The registration rights of each Requesting Shareholder (as defined below) will terminate when the Requesting Shareholder no longer owns any registrable securities.  In addition, if we exercise any postponement right afforded by the SARSA, the period of time during which Requesting Shareholders may exercise their registration rights will be extended for a period of time equal to the duration of the postponement period.  The rights and obligations of the parties to the SARSA regarding indemnification survive termination of the SARSA indefinitely. On September 12, 2019, we were advised that the Corsair Investors entered into arrangements to fully exit its position in the Company through the sale of all of its remaining shares of our common stock (the “Exit”). As such, the Corsair Investors no longer have registration rights pursuant to the terms of the SARSA.

Registration Rights

Following the Exit, the SARSA provides “demand” registration rights to those shareholders, other than the Corsair Investors, that hold, individually or in the aggregate, at least 500,000 shares of registrable securities (the “Requesting Shareholders”).

With respect to demand registration rights, the Requesting Shareholders each have the one-time right to demand that we register for sale on a registration statement on Form S-1 all or at least 500,000 shares of their registrable securities.  In addition, Requesting Shareholders have two rights to demand that we register for sale on a registration statement on Form S-3 all or at least 500,000 shares of their registrable securities.  If we are eligible to use a registration statement on Form S-3 to sell registrable securities on a delayed or continuous basis in accordance with Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), the Requesting Shareholders may require that such registration statement be a shelf registration statement on Form S-3. Moreover, notwithstanding the exhaustion of their demand registration rights, the Requesting Shareholders each have the one-time right to demand that we register for resale on a shelf registration statement on Form S-3 at least 500,000 shares of registrable securities.  The Requesting Shareholders have two rights to require that we conduct follow-on offerings from any such shelf registration statement, provided, in each case, that the aggregate market value of any shares offered in a follow-on offering is at least $5 million.  If we are eligible to use a shelf registration statement on Form S-3 and we are also a “well known seasoned issuer” as defined in Rule 405 of the Securities Act, we and the Requesting Shareholders, as applicable, may elect, in connection with a demand registration, to register an unspecified number of shares of our capital stock on such registration statement to be sold by us or the Requesting Shareholders, as applicable.

Within ten days of our receipt of a demand registration request from the Requesting Shareholders, we must provide notice of the demand registration to all other shareholders that are parties to the SARSA to allow such shareholders to register their registrable securities on such registration statement relating to the demand registration.

We will be required to pay the expenses associated with the demand registrations described above, even if the registration is not completed, unless the demand registration is withdrawn by the Requesting Shareholders which, in connection with such withdrawal, also agree to reimburse us for all associated expenses.

The SARSA also provides all shareholders that are parties thereto with “piggyback” registration rights.

With respect to piggyback registration rights, we may register for sale under the Securities Act our capital stock or other securities that are convertible into our capital stock, whether or not for our own account.  If we elect to register our capital stock or other securities that are convertible into our capital stock, then, at least 45 business days prior to the anticipated filing date of the registration statement relating to the piggyback registration, we must provide notice of the registration to all shareholders party thereto to allow such shareholders to register securities of the same class or series on such registration statement relating to the piggyback registration.

If a piggyback registration involves an underwritten public offering of registrable securities, such as our initial public offering (the “IPO”), (a) all shareholders requesting to be included in the registration statement must sell their registrable securities to the underwriters selected by us on the same terms and conditions as are applicable to us and (b) if, at any time after giving notice of our intention to conduct a piggyback registration but prior to the effective date of the registration statement filed in connection with such piggyback registration, we determine for any reason not to register such securities, we must give notice to all shareholders, and, thereafter, we will be relieved of our obligation to register any registrable Securities in connection with such piggyback registration.  We will be required to pay for all piggyback registration expenses, even if the registration is not completed.

Registration of Shares on Form S-3

Pursuant to the terms of the SARSA, we received a request from certain Requesting Shareholders to register 3,652,094 shares of our common stock on a registration statement on Form S-3 (the “Registration Statement”). The Registration Statement was filed with the SEC on December 21, 2018 and was declared effective by the SEC on March 28, 2019.

Lease of Corporate Headquarters

As of the date of this Proxy Statement, we understand that one of our principal shareholders, Mr. Gaylon Lawrence or his affiliates, who acquired a greater than 5% interest in the Company in August 2017, has an economic interest in the lease of our corporate headquarters located at 1201 Demonbreun Street, Suite 700, Nashville, Tennessee via a direct or indirect ownership in the landlord entity.  However, as of the date of this Proxy Statement, we have been unable to ascertain the extent of the ownership of Mr. Lawrence or his affiliates in the landlord entity, and, therefore, we are unable to approximate the dollar value of the interest of Mr. Lawrence or his affiliates in the lease and whether such amount is material.  Mr. Lawrence or his affiliates were not 5% or greater shareholders at the commencement of our lease in March 2017.  During the fiscal year ended December 31, 2019, the Company paid the landlord entity approximately $1,269,033.62 in the aggregate in rent pursuant to the terms of the lease.

Stock Purchase Agreement with Corsair

On September 9, 2019, the Company and certain of the Company’s directors and executive officers entered into a Securities Purchase Agreement to purchase 356,910 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), from funds managed by Corsair Investments, L.P. (“Corsair”). The purchase and sale of the Shares was consummated on September 9, 2019, at which time Corsair owned a greater than 5% interest in the Company. The purchase price of $15.41 per Share represented the closing price per Share of the Common Stock as reported by the Nasdaq Global Select Market on September 5, 2019 and resulted in an aggregate purchase price of approximately $5.50 million. On September 12, 2019, Corsair informed the Company that it had entered into arrangements to fully exit its position in the Company through the sale of all of its remaining shares of Common Stock.

Policies and Procedures Regarding Related-Party Transactions

Transactions involving the Company and/or the Bank and their respective affiliates and insiders are subject to regulatory requirements and restrictions as well as our own policies and procedures. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by our Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by our Bank to its executive officers, directors, and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions, including provisions in our Loan and Credit Administration Policy that place restrictions on the Bank with respect to loans to our executive officers, directors and principal shareholders.  Pursuant to its charter, our Credit Committee is responsible for ensuring that extensions of credit to directors, executive officers and their affiliates comply with all applicable law, reviewing loans that are subject to Regulation O and, if required by Regulation O and where appropriate, recommending such loans to the full Board for approval.  Our Audit Committee approves all related-party transactions that are not subject to Regulation O.

In addition, our Board has adopted a written policy governing the approval of related-party transactions that complies with all applicable requirements of the SEC and NASDAQ concerning related-party transactions. Related-party transactions, for purposes of the requirements of the SEC and NASDAQ, are transactions in which we are a participant, the amount involved exceeds $120,000 and a related-party has or will have a direct or indirect material interest.  Our related parties include our directors (including nominees for election as directors), executive officers, 5% or greater shareholders and the immediate family members of these persons. Our Chief Financial Officer, in consultation with management and outside counsel, as appropriate, will review potential related-party transactions to determine if they are subject to the policy.  If so, the transaction will be referred to our Audit Committee or, if such transaction is a loan subject to Regulation O, our Credit Committee.  In determining whether to approve a related-party transaction, our Audit Committee or Credit Committee, as applicable, will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related-party’s interest in the transaction, the appearance of an improper conflict of interests for any director, executive officer or 5% or greater shareholder, taking into account the size of the transaction and the financial position of the related-party, whether the transaction would impair a director’s independence, the acceptability of the transaction to our regulators and the potential violations of other company policies. Our Related-Party Transactions Policy is available on our website at www.ir.capstarbank.com, as an annex to our Corporate Governance Guidelines.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT1

The following table sets forth the beneficial ownership of our common stock as of March 5, 2020 by:

•	each shareholder known by us to beneficially own more than 5% of our outstanding common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
5% Shareholders Who Are Not Directors
Blackrock, Inc. (4)	1,115,968	6.0%
Gaylon M. Lawrence, Jr. (5)	1,156,675	6.3
Directors
L. Earl Bentz (6)	240,333	1.3
Dennis C. Bottorff (7)	303,638	1.6
Jeffrey L. Cunningham	339,840	1.8
Thomas R. Flynn (8)	169,046	*
Julie D. Frist (9)	231,553	1.3
Louis A. Green III (10)	114,743	*
Myra NanDora Jenne (11)	82,855	*
Joelle J. Phillips	—	—
Dale W. Polley (12)	47,538	*
Timothy K. Schools (13)	37,878	*
Stephen B. Smith (14)	52,295	*
James S. Turner, Jr. (15)	276,992	1.5
Toby S. Wilt (16)	406,177	2.2
Executive Officers Who Are Not Directors
Robert B. Anderson (17)	121,278	*
Christopher G. Tietz (18)	62,602	*
Directors and Executive Officers as a Group (15 persons)	2,494,862	13.5%

*	Indicates one percent or less.
(1)	Unless otherwise noted, the address for each shareholder listed in the table above is: c/o CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203.
(2)

We have determined beneficial ownership in accordance with the rules of the SEC.  These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities or to dispose or direct the disposition of securities.  A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement.  Except as disclosed in the footnotes to this table and subject to applicable community property laws, to our knowledge, each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

(3)	As of March 5, 2020, there were 18,457,537 shares of CapStar common stock outstanding.
(4)

The indicated ownership is based solely upon a Schedule 13G filed with the SEC by the beneficial owner on February 7, 2020 reporting beneficial ownership as of December 31, 2019. BlackRock, Inc. reports sole voting power with respect to 1,092,776 shares and sole dispositive power over 1,115,968 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(5)

The indicated ownership is based solely upon a Schedule 13D/A filed with the SEC by the beneficial owner on November 20, 2019 reporting beneficial ownership as of November  19, 2019.  Mr. Lawrence reports sole voting and sole dispositive power over all the shares included in this table. Of the shares beneficially owned by Mr. Lawrence, 735,000 shares are pledged to FTB Advisors, Inc. as security in connection with a line of credit. The address for Mr. Lawrence is 1201 Demonbreun Street, Suite 1460, Nashville, Tennessee 37203.

(6)	Includes shares owned by Mr. Bentz and Bentz Properties LLC, an entity he controls, including 3,845shares of restricted stock over which Mr. Bentz retains voting control.

(7)	Includes shares owned by Mr. Bottorff, including 7,960 shares of restricted stock over which Mr. Bottorff retains voting control.
(8)

Includes shares owned by Mr. Flynn and shares held in UTMA on behalf of his two minor children, over which Mr. Flynn has voting and investment control. Also includes 3,539 shares of restricted stock over which Mr. Flynn retains voting control.

(9)	Includes shares owned by Mrs. Frist, including 5,873 shares of restricted stock over which Mrs. Frist retains voting control.
(10)

Includes shares owned by Mr. Green and members of his family, of which he does not disclaim investment or voting control. Also includes 3,025 shares of restricted stock over which Mr. Green retains voting control. Mr. Green shares voting and investment power with respect to 11,976 of these shares.

(11)	Includes shares owned by Ms. Jenne, including 1,986 shares of restricted stock over which Ms. Jenne retains voting control.
(12)	Includes shares owned by Mr. Polley, including 6,170 shares of restricted stock over which Mr. Polley retains voting control.
(13)

Includes shares owned by Mr. Schools, including 4,019 shares of restricted stock over which Mr. Schools retains voting control. Does not include 50,000 shares of our common stock underlying options that will remain subject to vesting more than 60 days after March 5, 2020.

(14)

Includes shares owned by Mr. Smith, the Matthew Carlton Smith Family Trust and the Stephen B. Smith Jr. Family Trust. Also includes 3,316 shares of restricted stock over which Mr. Smith retains voting control.

(15)	Includes shares owned by Mr. Turner, including 3,944 shares of restricted stock over which Mr. Turner retains voting control.
(16)

Includes shares owned by Mr. Wilt, including 3,697 shares of restricted stock over which Mr. Wilt retains voting control. Also includes 70,786 shares owned by WF Partners.  Mr. Wilt is the managing partner of WF Partners and has voting and investment power with respect to all such shares.

(17)

Includes shares owned by Mr. Anderson, including (i) 11,043 shares of restricted stock over which Mr. Anderson retains voting control, (ii) 815 equivalent shares held by unitized stock fund in the Company’s 401(k) plan calculated based on the $13.30 closing price of the issuer’s common stock on March 5, 2020 and (iii) 80,000 shares of our common stock underlying options that are currently exercisable.

(18)

Includes shares owned by Mr. Tietz, including (i) 6,317 shares of restricted stock over which Mr. Tietz retains voting control, (ii) 871 equivalent shares held by unitized stock fund in the Company’s 401(k) based on the $13.30 closing price of the issuer’s common stock on March 5, 2020 and (iii) 25,000 shares of our common stock underlying options that are currently exercisable.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and the holders of greater than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish us with copies of these reports.  Copies of Section 16(a) reports can be found on the Investor Relation’s page of our corporate website at www.ir.capstarbank.com under the category “Financials and Filings.”  Based upon a review of these filings and written representations from our directors and executive officers, we believe that all reports required to be filed with the SEC pursuant to Section 16(a) with respect to the period from January 1, 2019 through December 31, 2019 were filed in a timely manner except: each of Claire W. Tucker, Robert B. Anderson and Christopher G. Tietz filed Forms 4 on January 30, 2019 for shares of restricted stock that were awarded on January 23, 2019; Christopher G. Tietz filed a Form 4 on November 6, 2019 for shares withheld by the issuer to cover tax obligations in connection with the vesting of restricted stock on April 25, 2018; Richard Thornburgh filed a Form 5 on February 14, 2020 for the exercise of 3,000 options on December 4, 2019, which occurred on the same day that Mr. Thornburgh tendered his resignation from the Company’s board of directors, which was effective on December 15, 2019.

EXECUTIVE COMPENSATION

We are providing executive compensation disclosure that satisfies the requirements applicable to “emerging growth companies,” as such term is defined in the Jumpstart Our Business Startups Act of 2012.  Our named executive officers for 2019 include the following:

•	Timothy K. Schools, Chief Executive Officer and President of CapStar Financial Holdings, Inc. and CapStar Bank;
•	Claire W. Tucker, former Chief Executive Officer and President of CapStar Financial Holdings, Inc. and CapStar Bank;
•	Robert B. Anderson, Chief Financial Officer and Chief Administrative Officer of CapStar Financial Holdings, Inc. and CapStar Bank; and
•	Christopher G. Tietz, Chief Credit Officer of CapStar Bank.

Summary Compensation Table

The following table sets forth information regarding the compensation earned by or paid or awarded to each of our named executive officers during 2019, 2018, and 2017.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (1)	Nonequity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Timothy K. Schools (4)	2019	$311,266	$91,264	$267,291	$116,736	$9,005	$795,562
Chief Executive Officer and President - CapStar Financial Holdings, Inc. and CapStar Bank
Claire W. Tucker (5)	2019	$525,000	$141,741	—	$263,635	$43,257	$973,633
Former Chief Executive Officer and President - CapStar Financial Holdings, Inc. and CapStar Bank	2018	$418,548	$151,774	—	$177,962	$23,947	$772,231
	2017	$384,375	—	—	—	$23,138	$407,513
Robert B. Anderson	2019	$355,000	$95,836	—	$142,981	$11,713	$605,530
Chief Financial Officer and Chief Administrative Officer - CapStar Financial Holdings, Inc. and CapStar Bank	2018	$334,750	$121,429	—	$167,375	$11,166	$634,720
	2017	$333,125	$328,800	—	—	$11,187	$673,112
Christopher G. Tietz	2019	$315,000	$85,041	—	$87,031	$11,173	$498,245
Chief Credit Officer - CapStar Bank	2018	$288,548	$267,488	—	$86,564	$11,983	$654,583
	2017	$276,667	—	—	—	$11,129	$287,796

(1)

The amounts represent the aggregate grant date fair value of restricted stock awards and stock option awards, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures during the applicable vesting periods. Refer to Note 19, “Stock Options and Restricted Shares,” to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards.  These restricted stock awards and stock option awards were granted pursuant to the CapStar Bank 2008 Stock Incentive Plan and the CapStar Financial Holdings, Inc. Stock Incentive Plan.  For more information regarding our long-term equity incentive plans and the grants of these awards, see the discussion under the caption “— Narrative

Discussion of Summary Compensation Table — Long-Term Equity Compensation” below.  These amounts do not necessarily reflect the actual amounts that were paid to, or that may be realized by, the named executive officers for any of the fiscal years reflected.

(2)

The amounts listed in this column reflect the dollar amounts of annual cash incentive awards paid to our named executive officers.  For more information regarding annual cash incentive awards paid to our named executive officers, see the discussion under the caption “— Narrative Discussion of Summary Compensation Table — Components of Compensation — Annual Cash Incentive Awards” below.

(3)	The following table shows the specific details regarding all other compensation earned by our named executive officers during 2019:

Name	401(k) Contribution	Automobile Allowance	Phone Allowance	Health and Country Club Memberships	Long-Term Disability/Group Term Life	Artwork	Total
Timothy K. Schools	$8,400	$—	$—	$—	$605	$	$9,005
Claire W. Tucker(6)	8,400	3,000	2,400	13,741	967		43,257
Robert B. Anderson	8,400	—	1,380	—	1,933		11,713
Christopher G. Tietz	8,400	—	—	—	2,773		11,173

(4)	Mr. Schools was hired on May 13, 2019 and, therefore, was not one of the Company’s named executive officers in 2018 and 2017.

(5)

Effective July 31, 2019, Ms. Tucker transitioned from the position as Company’s Chief Executive Officer to the Founding President and Chief Executive Officer Emerita of the Company. As of July 31, 2019, Ms. Tucker no longer served as the principal executive officer of the Company. The compensation shown for Ms. Tucker in the Summary Compensation Table represents the compensation paid to or earned by Ms. Tucker during the full 2019 fiscal year, however, of the compensation reported for 2019, Ms. Tucker was paid or earned $306,250 as compensation for her services as the Company’s principal executive officer. The remaining compensation was earned pursuant to her Eighth Amended and Restated Executive Employment Agreement.

(6)	During 2019, the Company gifted Ms. Tucker artwork valued at $14,749. This amount has been included in the amount of “All Other Compensation” reported for Mrs. Tucker.

Narrative Discussion of Summary Compensation Table

General.  We have compensated our named executive officers through a combination of base salary, annual cash incentive awards, long-term equity incentive compensation and other benefits, including perquisites.  Each of our named executive officers has substantial responsibilities in connection with the day-to-day operations of the Company and our Bank, and together function as a leadership team responsible for the success of the organization.

Compensation Philosophy.  As an organization, we focus on sound, profitable growth. We seek to address client needs, maintain critical quality standards and drive shareholder value, and our overall compensation philosophy is a direct reflection of those values.  Our executive compensation program carries out these values by rewarding our named executive officers for the achievement of specific short- and long-term individual and corporate goals and the realization of increased value to our shareholders.  Our goal is to provide compensation that is fair to our named executive officers, focused on performance, and aligned with the long-term best interests of our shareholders.

In regards to overall base compensation levels, we target levels that approximate the median of our peers, taking into consideration company and individual performance. We aim to provide performance based short-term incentive opportunities that are in line with those of our peers at the market median but allow for superior rewards for superior performance that will move cash compensation (base salary and annual cash incentive awards) to the upper quartile of market.  In addition, we provide our named executive officers the opportunity to participate in the long-term success of the Company by granting equity incentive awards.  We are also committed to helping maintain the health and welfare of our named executive officers and offer competitive benefits packages.  Our philosophy is to maintain a total compensation package at the median of market if performance expectations are met and at the upper quartile of market if performance expectations are exceeded.

Compensation Process.  Our Compensation and Human Resources Committee regularly reviews our executive compensation program to ensure it achieves our desired goals and is responsible for approving compensation arrangements for each of our named executive officers.  As part of this process, the committee annually reviews and approves corporate goals and objectives relevant to the compensation of our named executive officers and evaluates the performance of the named executive officers in light of these goals and objectives. The committee approves the compensation levels for the named executive officers based on such evaluation, with consideration for each individual’s role and responsibilities within the leadership team.  The committee annually reviews our incentive compensation arrangements to confirm they do not encourage unnecessary risk-taking.  In determining the long-term incentive component of our executive compensation program, the Compensation and Human Resources Committee considers our performance and relative shareholder return, the value of similar incentive awards to the named executive officers of our peers and the awards given to our named executive officers in past years.

Components of Compensation.  Our executive compensation program consists primarily of the following elements:

•	base salary;

•	annual cash incentive awards;

•	long-term equity compensation;

•	participation in our 401(k) Plan, to which we make annual contributions;

•	health and welfare benefits; and

•	perquisites.

Base Salary.  The base salaries of our named executive officers have been historically reviewed and set annually by our Board through the review and recommendations of our Compensation and Human Resources Committee as part of our performance review process.  Base salaries are also reviewed upon the promotion of an executive officer to a new position or another change in job responsibility.  In establishing base salaries for our named executive officers, our Compensation and Human Resources Committee has relied on external market data and peer data obtained from outside sources, including our independent compensation consultant, Blanchard Consulting Group.  In addition to considering the information obtained from such sources, our Compensation and Human Resources Committee considers:

•	each named executive officer’s scope of responsibility;

•	each named executive officer’s years of experience;

•	the types and amount of the elements of compensation to be paid to each named executive officer;

•

our financial performance and performance with respect to other aspects of our operations, such as our growth, asset quality, profitability and other matters, including the status of our relationship with the banking regulatory agencies; and

•	each named executive officer’s individual performance and contributions to our performance, including leadership and team work.

Annual Cash Incentive Awards.  Each year our named executive officers are eligible to receive an annual cash incentive award as determined by the Compensation and Human Resources Committee.  These awards to our named executive officers are based on their achievement of individual performance goals and on our achievement of various organizational metrics, including earnings per share, return on assets and our level of classified assets.  Annual cash incentive awards are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the year.  These annual cash incentive awards are recommended and approved by the Compensation and Human Resources Committee but are ultimately subject to the discretion of the Board each year as to whether and in what amounts they will be paid.

We believe that our cash-based Annual Incentive Plan for our Named Executive Officers is well designed to align our strategic objectives with short-term and long-term shareholder value and to not encourage risky employee behavior. The corporate performance metrics take into consideration income statement, credit quality and equity factors.  Threshold goals under such measures were reasonably achievable with good performance and therefore were sufficiently challenging but not overly difficult.  Specified performance metrics did not include steep cliffs for not achieving nor exponential upside to achieving them (prorating awards at various performance levels). In addition, based on peer group comparisons, the incentives payable to our executive officers were capped at reasonable levels and the maximum awards represent an appropriate portion of total pay.

We have adopted a compensation clawback policy which allows the Company to recoup awards under certain circumstances, such as a material misstatement of financial performance. For more information regarding our clawback policy, see “—Narrative Discussion of Summary Compensation Table — Executive Compensation Enhancements — Clawback Policy” below.

Long-Term Equity Compensation.  Prior to the incorporation of CapStar Financial Holdings, Inc. and the completion of a share exchange with the shareholders of CapStar Bank (the “Share Exchange”), we issued long-term equity incentive awards under the CapStar Bank 2008 Stock Incentive Plan (the “2008 Stock Incentive Plan”). In 2016, in connection with the Share Exchange, the outstanding awards of restricted stock and stock options previously granted under the 2008 Stock Incentive Plan were exchanged for similar long-term equity incentive awards issued by CapStar Financial Holdings, Inc. under the CapStar Financial Holdings, Inc. Stock Incentive Plan (the “2016 Stock Incentive Plan”).

The 2016 Stock Incentive Plan provides for the grant of stock-based incentives, including stock options, restricted stock units, performance awards and restricted stock, to employees, directors and service providers that are subject to forfeiture until vesting conditions have been satisfied by the award recipient under the terms of the award.  We believe these awards help align the interests of our named executive officers and our shareholders and reward our named executive officers for improved Company performance. Specifically, the 2016 Stock Incentive Plan, like the 2008 Stock Incentive Plan, is intended to provide incentives to certain officers, employees, and directors to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for our long-term growth and profitability.  Additionally, the 2016 Stock Incentive Plan is intended to encourage stock ownership as a means of rewarding and retaining officers, employees and directors.  The Board initially reserved a total of 1,969,475 shares of common stock for issuance pursuant to the 2016 Stock Incentive Plan. In 2018, the Company’s shareholders approved an amendment to the 2016 Stock Incentive Plan which added an additional 400,000 shares of common stock to the 2016 Stock Incentive Plan and, as of March 5, 2020, there were 286,596 shares of common stock remaining for issuance under the terms of the 2016 Stock Incentive Plan.

The 2016 Stock Incentive Plan is administered by our Compensation and Human Resources Committee. In order to be eligible for participation in the 2016 Stock Incentive Plan, an individual must be an officer, employee, director or other service provider of the Company or otherwise be an affiliate of the Company.  In determining awards under the 2016 Stock Incentive Plan, the Compensation and Human Resources Committee takes into account the nature of the services rendered by the eligible individual, their present and potential contributions to our success, and such other factors as the Compensation and Human Resources Committee deems relevant.

On May 26, 2019, we granted 50,000 stock option awards to Mr. Schools in connection with his hiring that month. On January 23, 2019, we granted 3,420 shares of restricted stock to Ms. Tucker, 2,734 shares of restricted stock to Mr. Anderson and 2,357 shares of restricted stock to Mr. Tietz, which were earned by the named executive officers in 2018.  In December 2018, we granted 5,600 shares of restricted stock to Mr. Anderson and 13,800 shares of restricted stock to Mr. Tietz.  In October 2018, we granted 6,000 shares of restricted stock to Ms. Tucker. In April 2018, we granted 1,650 shares of restricted stock to Mr. Tietz.  In December 2017, we granted 15,000 shares of restricted stock to Mr. Anderson.  In March 2016, we granted 2,837 and 4,968 shares of restricted stock to Ms. Tucker and Mr. Anderson, respectively, that were earned by the named executive officers in 2015.  In March 2016, we granted 5,000 shares of restricted stock and 25,000 stock option awards to Mr. Tietz in connection with his hiring that month.  In September 2016, we granted 100 shares of restricted stock to each of Ms. Tucker, Mr. Anderson and Mr. Tietz as part of a special, one-time grant of shares of restricted stock to each of the Company’s employees in connection with the completion of our initial public offering.  The awards granted in May 2019, January 2019, December 2018, October 2018, April 2018 and December 2017 were granted pursuant to the 2016 Stock Incentive Plan.

The stock option awards granted to Mr. Schools in May 2019 vest ratably over a three-year period, with one-third of the option subject to the award vesting on each of the first three anniversaries of the grant date. Stock awards that were granted in December 2018 were fully vested upon issuance. Stock awards that were granted in December 2017, April 2018, October 2018 and January 2019 vest ratably over a three-year period from the grant date, with one-third of the stock subject to the award vesting on each of the first three anniversaries of the grant date.  Notwithstanding such vesting schedules, the vesting of such awards will be accelerated in the event of the holder’s death or disability while in the service of the Company or upon such other event as determined by the Compensation and Human Resources Committee in its sole discretion.  Vesting may also be accelerated upon certain extraordinary events (such as a change in control).  Unvested shares issued as restricted stock awards must be retained by the executive officer and therefore may not be sold, transferred or otherwise disposed of and shall not be pledged, assigned or otherwise hypothecated or encumbered during the vesting periods.

CapStar Bank 401(k) Plan.  The CapStar Bank 401(k) Plan (the “401(k) Plan”) is designed to provide retirement benefits to all eligible full-time and part-time employees.  The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis.  Ms. Tucker, Mr. Anderson and Mr. Tietz were eligible to participate in the 401(k) Plan during 2019, 2018, and 2017. Mr. Schools was eligible to participate in the 401(k) Plan beginning from the date of his hire in 2019. As participants, our named executive officers may elect to participate in the 401(k) Plan on the same basis as all other employees.  We have elected a safe harbor 401(k) Plan and as such make an annual contribution of 3% of the employees’ salaries annually.  An employee does not have to contribute to receive the employer contribution.

Health and Welfare Benefits.  Our named executive officers are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. Ms. Tucker is entitled to life insurance equal to $700,000. Messrs. Anderson and Tietz are entitled to life insurance in an amount equal to two times their respective base salary, subject to a maximum amount of $400,000. The purpose of our employee benefit plans is to help us attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.

Perquisites.  We provide our named executive officers with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions.  Our Compensation and Human Resources Committee periodically reviews the levels of perquisites and other personal benefits provided to our named executive officers.  Based on these periodic reviews, perquisites are awarded or adjusted on an individual basis.  The perquisites received by our named executive officers in 2019, 2018, and 2017 included automobile and phone allowances, and health and country club memberships. For more information, see footnote 3 to the Summary Compensation Table above.

Section 162(m) of the Code.  Section 162(m) of the Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to our named executive officers. Section 162(m) of the Code was amended by the Tax Cut and Jobs Act of 2017 so that the exceptions for payment of “performance based compensation” and commissions have been eliminated. However, because we became a publicly-held corporation in connection with an initial public offering, the $1 million annual deduction limit has not applied for a limited transition period for compensation paid under our 2016 Stock Incentive Plan. The Compensation and Human Resources Committee will no longer be able to rely on the transition relief following the Annual Meeting or, if sooner, when the shares currently available for awards at the time of the initial public offering have been depleted. In addition, in 2019, non-stock compensation paid to our named executive officers did not exceed $1 million and, therefore, the tax-deductibility of the compensation paid to our named executive officers was not limited by Section 162(m) of the Code.

Executive Compensation and Corporate Governance Enhancements

We have implemented the following enhancements to our executive compensation program:

Clawback Policy. Incentive awards that are provided to our executive officers, including our named executive officers, and that are based on Company financial metrics are subject to our compensation clawback policy.  This clawback policy allows us to recoup awards that have been previously paid or awarded under certain circumstances, such as a material misstatement of the Company’s financial performance.  Annual cash incentive awards paid and equity awards granted to our named executive officers are subject to our “clawback” policy.

Insider Trading Policy with an Anti-Hedging Provision.  We maintain an insider trading policy that seeks to prevent insider trading or allegations of insider trading, that seeks to protect the Company’s reputation for adhering to the highest standards of conduct and that includes an anti-hedging provision.  Additionally, the policy states that specific restrictions upon trading, such as specified trading windows and blackout periods, must be adhered to.  We believe it is improper and inappropriate for of our personnel to engage in short-term or speculative transactions involving our stock, so those persons who are subject to the policy are prohibited from the following:

•	Trading while in possession of material non-public information;

•	Tipping information to others;

•	Trading in our securities on a short-term basis (securities should be held for a minimum of six months);

•	Selling our stock short;

•	Buying or selling, on an exchange or in any other organized market, puts or calls or other derivative instruments that relate to the future value of our stock;

•	Hedging their investment in our stock through covered calls, collars or other derivative transactions; and

•	Holding our stock in a margin account or pledge a significant amount of our stock as collateral for a loan.

Disclosure Committee.  The Disclosure Committee is composed of members of management.  This committee has established controls and procedures designed to ensure that information the Company may be required to disclose is gathered and communicated to the committee and that all required disclosures are made in a timely and accurate manner.  The committee has implemented a financial review process that enables our Chief Executive Officer and Chief Financial Officer to certify our quarterly and annual reports, as well as procedures designed to ensure our compliance with SEC Regulation FD (Fair Disclosure).

Outstanding Equity Awards at Year End

The following table provides information regarding outstanding equity awards held by the named executive officers as of December 31, 2019.

	Option Awards					Stock Awards
Name of Executive	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price	Option Expiration Date	Grant Date	Number of Shares that have not Vested (#)(2)	Market Value of Shares of Stock that have not Vested ($) (3)
Timothy K. Schools(5)(6)	5/22/2019	—	50,000	$14.835	5/22/2029	—	—	—
Claire W. Tucker	—	—	—	—	—	10/1/2018	4,000	$66,600
	—	—	—	—	—	1/23/2019	3,420	$56,943
Robert B. Anderson(4)(5)(6)	12/10/2012	50,000	—	12.27	12/10/2022	—	—	—
	2/27/2015	30,000	—	11.41	2/27/2025	—	—	—
	—	—	—	—	—	12/19/2017	5,000	$83,250
	—	—	—	—	—	1/23/2019	2,734	$45,521
Christopher G. Tietz(4)(5)(6)	3/2/2016	18,750	6,250	13.22	3/2/2026	—	—	—
	—	—	—	—	—	4/25/2018	1,100	$18,315
	—	—	—	—	—	1/23/2019	2,357	$39,244

(1)

The option awards to Mr. Schools vest over a three-year period from the grant date, with one-third of the options under the grant becoming exercisable on each of the first three anniversaries of the grant date. With the exception of the option awards to Mr. Schools, these option awards vest over a four-year period from the grant date, with one-fourth of the options under the grant becoming exercisable on each of the first four anniversaries of the grant date.

(2)

Stock awards that were granted in December 2017, April 2018, October 2018 and January 2019 vest over a three-year period from the grant date with one-third of the stock subject to the award vesting on each of the first three anniversaries of the grant date.

(3)	Market value of restricted common stock is based on the closing price of $16.65 of our common stock on December 31, 2019 (rounded to the nearest whole dollar).
(4)

Does not include 5,600 and 13,800 shares of common stock granted to Messrs. Anderson and Tietz, respectively, on December 28, 2018, because the shares were fully vested upon issuance. See “Executive Compensation — Narrative Discussion of Summary Compensation Table — Components of Compensation — Long-Term Equity Compensation.”

(5)

Does not include 4,019, 4,220 and 3,745 shares of restricted common stock that were granted to each of Messrs. Schools, Anderson and Tietz, respectively, on January 31, 2020 for services rendered on behalf of the Company during fiscal year 2019. See “Executive Compensation — 2020 Compensation Update.”

(6)

Does not include 2,009, 2,110 and 1,872 shares of restricted common stock granted to Messrs. Schools, Anderson and Tietz, respectively, on January 31, 2020 for fulfillment of 2019 long-term incentive plan metrics established by our board of directors, such shares being fully vested upon issuance. See “Executive Compensation — 2020 Compensation Update.”

Employment Agreements

We have employment agreements with each of our named executive officers.  The employment agreement for Mr. Schools specifies a three-year period of employment that expires on May 13, 2022 with an option for annual renewal by mutual agreement of the parties. The employment agreement for Ms. Tucker specifies a two-year period of employment that expires on May 31, 2021. The employment agreements for Messrs. Anderson and Tietz specify a two-year, six month term of employment until May 31, 2021 and the option for annual renewal by mutual agreement. All parties have the right to terminate the employment agreements at any time, with or without cause, as defined in the employment agreements, subject to the potential for severance payments as discussed below.  The employment agreements specify each executive’s base salary and eligibility to participate in certain benefits programs.

Potential Payments upon Termination or Change in Control.  Our employment agreements with our named executive officers provide for certain severance payments to be made in connection with the termination of employment in certain circumstances.

•

Specifically, these officers are entitled to a severance payment equal to continued payment of base salary and benefits in the event we terminate the employment agreements without cause or the executive resigns for good reason, as such terms are defined in the employment agreement.  For Mr. Schools, base salary and benefits would continue for a period of 24 months following termination.  For Ms. Tucker, base salary and healthcare coverage would be continued until May 31, 2021.  For Mr. Anderson, base salary and benefits would be continued for 24 months from termination, and for Mr. Tietz, base salary and benefits would be continued for 12 months from termination.

•

For termination occurring within 12 months of a change in control, as defined in the employment agreement, Messrs. Schools, Anderson and Tietz would receive payments equal to two times their respective base salary (payable in 24 equal monthly installments) and continuation of benefits for 24 months from termination, unless employment was terminated with cause or by reason of disability or the executive resigned without good reason, as defined in their employment agreements.

Confidentiality and Restrictive Covenants.  Under the employment agreements, our named executive officers agree to maintain the confidentiality of non-public information and trade secrets learned during the course of employment and further agree that we maintain ownership over their work product. In addition, the executives are subject to restrictive covenants relating to their ability to (i) solicit our clients for or on behalf of a competing business, (ii) solicit employees of us or our Bank for another business, or (iii) engage in a competing business that operates in Davidson or Williamson Counties, Tennessee, or any other county inside or outside of Tennessee in which we operate.  These restrictions apply for the duration of employment and following termination for a period of 24 months for Mr. Schools and Ms. Tucker, and for a period of 12 months for Messrs. Anderson and Tietz.

2020 Compensation Update

Performance-Based Incentive Program.  In 2019, the Compensation and Human Resources Committee of the Board adopted an incentive award program (the “LTIP”) under the existing Stock Incentive Plan pursuant to which awards having performance and time-based vesting restrictions were granted to our executive officers in 2020. The Compensation and Human Resources Committee adopted objective performance targets including, earnings per share and return on average assets metrics, that must have been satisfied before the Compensation and Human Resources Committee could make awards our executive officers. On January 31, 2020, after verifying that our named executive officers satisfied their performance targets during 2019, the Compensation and Human Resources Committee awarded 6,028, 9,362, 6,330 and 5,617 shares of restricted stock to Mr. Schools, Ms. Tucker, Mr. Anderson and Mr. Tietz, respectively, under the LTIP. One-third of the shares earned by our named executive officers vested immediately upon grant, while the remaining two-thirds will become vested ratably on the first and second anniversary of the grant date, conditioned upon the continued employment of the executive officer.

On March 4, 2020, we granted restricted stock awards to our directors who are not executive officers consistent with our 2019 Director Compensation Program, as described in the section entitled “Director Compensation” below.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation and Human Resources Committee has reviewed and discussed with management the information contained in the Executive Compensation section of this Proxy Statement and recommended to the Board that the Executive Compensation be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Submitted by the Compensation and Human Resources Committee of the Board:

Toby S. Wilt (Chair)
Thomas R. Flynn Julie D. Frist
Myra NanDora Jenne

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

DIRECTOR COMPENSATION

During 2019, our non-employee directors received compensation for service and attendance based upon the following compensation program guidelines (“2019 Director Compensation Program”):

•	$75,000 annual retainer for the Chairman of the Board;

•	$37,500 annual retainer for the Vice-Chairs of the Board;

•	$26,000 annual retainer for directors;
•	$10,000 annual retainer for director attendance at meetings of the Board;

•	$7,500 annual retainer for Audit Committee Chair, $5,000 annual retainer for Nominating, Governance and Community Affairs Committee Chair and $6,000 annual retainer for all other committee Chairs;

•

$7,500 annual retainer for Audit Committee members; $6,000 annual retainer for Compensation and Human Resources, Credit, and Risk Committee members; $4,000 annual retainer for Nominating, Governance and Community Affairs Committee members;

•	$7,500 annual retainer for Strategic Planning Committee members; and

•	$500 for each meeting of the Executive Loan Committee.

Mr. Schools and Mr. Cunningham did not receive fees or other compensation for their service as directors of our Company in 2019.  Beginning in 2020, Mr. Cunningham will receive compensation for his service as a director of the Company in accordance with the terms of our 2020 Director Compensation Program as he retired from his employment with the Company on December 31, 2019. Other than the retainers for our Chairman of the Board and the retainers for the Vice-Chairs of the Board, which are paid in one-third cash in equal monthly payments and two-thirds restricted stock awards, all director compensation is generally paid in equal parts cash and restricted stock awards that vest ratably over three years.  The following table sets forth information regarding compensation paid to our directors for 2019 that were not named executive officers:

		Fees Earned or Paid in Restricted Stock
Name	Fees Earned or Paid in Cash	Amount ($)(1)	Actual Number of Shares of Restricted Stock (2)	All Other Compensation	Total
L. Earl Bentz	$31,000	$31,000	2,364	$—	$62,000
Dennis C. Bottorff	58,000	83,000	6,331	—	141,000
Jeffrey L. Cunningham (3)	—	—	—	—	—
Thomas R. Flynn	27,750	27,750	2,116	—	55,500
Julie D. Frist	41,750	54,250	4,138	—	96,000
Louis A. Green III	23,750	23,750	1,811	—	47,500
Myra NanDora Jenne	23,000	23,000	1,754	—	46,000
Dale W. Polley	44,000	56,500	4,309	—	100,500
Stephen B. Smith	26,250	26,250	2,002	—	52,500
Richard E. Thornburgh(4)	48,000	—	—	—	48,000
James S. Turner, Jr.	30,750	30,750	2,345	—	61,500
Toby S. Wilt	29,750	29,750	2,269	—	59,500

(1)

The amounts set forth in this column represent the value of incentive awards approved by our Board pursuant to our 2019 Director Compensation Program, as described above. The aggregate grant date fair value of restricted stock awards for the year ended December 31, 2019 are computed in accordance with FASB ASC Topic 718 based on the closing price per share of $13.11 on March 3, 2020, the day prior to the date of the awards.

(2)

The amounts set forth in this column represent the actual number of shares of restricted stock awarded to our directors for the year ended December 31, 2019, determined by dividing the value of awards approved by the Board by the closing price of $13.11 per share on March 3, 2020, the day prior to the date of the awards, and then rounding to the nearest whole share.

(3)	Mr. Cunningham did not receive fees or other compensation for his service as a director of the Company in 2019, given his service as an employee of the Company.
(4)

Mr. Thornburgh resigned from our board effective December 15, 2019. In response to a request received from Mr. Thornburgh, our Compensation and Human Resources Committee approved the payment of all of Mr. Thornburgh’s compensation for service as a director in cash and approved the donation of that cash to a charity of Mr. Thornburgh’s choosing. As such, Mr. Thornburgh did not receive any shares of restricted stock for his service as a director in 2019.

AUDIT COMMITTEE REPORT

The Audit Committee consists of four non-employee directors all of whom have been determined by the Board to qualify as independent directors under SOX and the rules and regulations of NASDAQ and the SEC.  The Audit Committee operates under a written charter adopted by the Board. The Audit Committee’s Charter is evaluated annually to ensure compliance with SEC rules and regulations and NASDAQ listing standards and was last reviewed on January [23], 2020.  A copy of the Audit Committee’s Charter is available on the Company’s Investor Relations webpage at www.ir.capstarbank.com under the caption “Corporate Governance – Documents & Charters.”

The Audit Committee oversees the Company’s auditing, accounting and financial reporting processes on behalf of the Board.  In fulfilling its oversight responsibilities, the Audit Committee, among other things, reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2019, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors.  The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees).  In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communication with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent auditors the independent auditors’ independence from the Company and its management.  The Audit Committee also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence and has concluded that such provision is compatible with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits.  The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Thomas R. Flynn (Chair)
L. Earl Bentz
Louis A. Green III
Dale W. Polley Toby S. Wilt

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act and/or the Exchange Act.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2020 and seeks ratification of the appointment by our shareholders. Elliott Davis, LLC has served as our independent registered public accounting firm since 2017. The Audit Committee, however, retains sole authority over the appointment and replacement of the Company’s independent registered public accounting firm. As a result, despite any ratification of this engagement of Elliott Davis, LLC by the Company’s shareholders, the Audit Committee will continue to be authorized to terminate the engagement at any time during the year, to retain another independent registered public accounting firm to examine and audit the consolidated financial statements of the Company for fiscal year ending December 31, 2020, or to take any other related action if judged by the Audit Committee to be in the best interests of the Company.  If the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2020 is not ratified by the shareholders, then the matter will be referred to the Audit Committee for further review and action.

Audit and Non-Audit Fees

The following table presents the aggregate fees billed by Elliott Davis, LLC for the two most recent fiscal years ended December 31, 2019 and December 31, 2018, respectively:

	2019	2018
Audit Fees (1)	$227,825	$230,200
Audit-Related Fees (2)	12,000	11,500
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$239,825	$241,700

(1)

Audit fees relate to services rendered in connection with the annual independent audit of the Company’s consolidated financial statements for the years ended December 31, 2019, 2018 and 2017 and reviews of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and shelf registration statement on Form S-3.

(2)	Audit-related fees relate to services rendered in connection with a required regulatory audit for the U.S. Department of Housing and Urban Development.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee reviews and pre-approves audit and permissible non-audit services performed by the Company’s independent registered public accounting firm as well as the scope, fees, and other terms of such services.  The Audit Committee may not approve any service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm.  The Audit Committee may delegate to one or more designated committee members the authority to grant pre-approvals of audit and permitted non-audit services, provided that any decisions to pre-approve shall be presented to the full Audit Committee at its next scheduled meeting.  The Audit Committee has delegated its authority to pre-approve audit, audit-related, and non-audit services to the Chair of the Committee.  For the fiscal years 2019 and 2018, respectively, all of the audit and non-audit services provided by the Company’s independent registered public accounting firm were pre-approved by the Chair of the Audit Committee and the Audit Committee in accordance with the Audit Committee Charter.

Presence of Representatives of Independent Registered Public Accounting Firm

Representatives of Elliott Davis, LLC will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Required Vote

Shareholder ratification of the Audit Committee’s appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2020 is not required by our Bylaws or otherwise.  Nonetheless, the Board has elected to submit the appointment of Elliott Davis, LLC to our shareholders for ratification.

If a quorum is present, this Proposal 2 will be approved if the votes cast for ratification exceed the votes cast against ratification. If this Proposal 2 is not approved, the matter will be referred to the Audit Committee for further review.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF ELLIOTT DAVIS, LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019

PROPOSAL 3

APPROVAL OF AMENDMENT TO

THE CHARTER OF CAPSTAR FINANCIAL HOLDINGS, INC.

Our Charter currently authorizes the issuance of 30,000,000 shares of capital stock, with 25,000,000 shares being common stock, $1.00 par value per share, and 5,000,000 shares being preferred stock, $1.00 par value per share. Of the 25,000,000 shares of common stock, 5,000,000 shares were previously designated as non-voting common stock (“Non-Voting Common Stock”). Of the 5,000,000 shares of preferred stock, 1,609,800 shares were previously designated as Series A Nonvoting Noncumlative Perpetual Convertible Preferred Stock (“Series A Preferred Stock”).

On January 23, 2020, because no shares of Non-Voting Common Stock were issued and outstanding, the Board, in accordance with our Charter, took action to reduce the number of shares designated as Non-Voting Common Stock to zero, which resulted in 25,000,000 authorized shares of undesignated common stock.  Accordingly, as of March 5, 2020, we are authorized to issue (i) 25,000,000 shares of common stock, none of which are Non-Voting Common Stock, with 18,457,537 shares being issued and outstanding as of such date, and (ii) 5,000,000 shares of preferred stock, 1,609,800 of which are designated as Series A Preferred Stock, but with no shares of such preferred stock, including Series A Preferred Shares, being issued and outstanding as of such date.

On March 5, 2020, our Board unanimously approved and adopted, subject to shareholder approval, a proposed amendment to our Charter, providing for an increase in the authorized number of shares of capital stock from 30,000,000 to 40,000,000, with 35,000,000 shares being common stock and 5,000,000 shares being preferred stock (the “Proposed Amendment”).

The following table summarizes (i) the shares of our common stock and preferred stock that (a) are issued and outstanding as of March 5, 2020, (ii) the shares of our common stock and preferred stock that are authorized and available for future issuance as of March 5, 2020 and (iii) the impact of the Proposed Amendment:

	As of March 5, 2020	Upon Effectiveness of Proposed Amendment
Shares of Common Stock that are Outstanding	18,457,537	18,457,537
Shares of Preferred Stock that are Authorized and Available for Future Issuance	5,000,000	5,000,000
Shares of Common Stock that are Authorized and Available for Future Issuance	6,542,463	16,542,463
Shares of Common Stock and Preferred Stock that are Authorized For Issuance under the Charter	30,000,000	40,000,000
Shares of Common Stock and Preferred Stock that are available for future issuance as a percentage of shares potentially outstanding	38.5%	53.9%

If this Proposal 3 is approved by our shareholders at the Annual Meeting, the Proposed Amendment will become effective upon the filing of Articles of Amendment with the Secretary of State of the State of Tennessee, which filing is expected to occur shortly after the Annual Meeting. The Board has determined that it is in the best interests of CapStar and our shareholders to amend our Charter as described in this Proposal 3.

Except as set forth below, the relative rights of the holders of common stock under our Charter would remain unchanged. The first sentence of Paragraph (a) of Article 2 of our Charter, as amended by the Proposed Amendment, is set forth below:

“(a) The total number of shares of capital stock which the Corporation has authority to issue is forty million (40,000,000) shares, of which thirty-five million (35,000,000) shares shall be common stock, $1.00 par value per share, and five million (5,000,000) shares shall be preferred stock, $1.00 par value per share.”

A copy of the Proposed Amendment is attached as Appendix A to this Proxy Statement.

On January 23, 2020 the Company also announced the proposed mergers of FCB Corporation, a Tennessee corporation (“FCB”), The First National Bank of Manchester, a national banking association and wholly owned bank subsidiary of FCB (“FNBM”), and The Bank of Waynesboro, a Tennessee chartered bank and majority owned subsidiary of FCB (“BOW”), with and into the Company and CapStar Bank, as applicable (the “Mergers”).  FCB currently owns 50.56% of the issued and outstanding common shares of BOW; other shareholders (the “BOW Minority Shareholders”) own the remaining 49.44% of the issued and outstanding common shares of BOW. In connection with the Mergers, and assuming no adjustment to the merger consideration will be required pursuant to the terms of the applicable transaction agreements, the Company expects to issue in the aggregate 3,634,218 total shares of our common stock and $26.4 million in cash to the shareholders of FCB and the BOW Minority Shareholders.

As of March 5, 2020, we had 18,457,537 shares of common stock issued and outstanding and 6,542,463 shares of common stock authorized for future issuance.   Accordingly, we have a sufficient number of shares of common stock necessary to complete the Mergers irrespective of whether or not this Proposal 3 is approved by our shareholders. Upon completion of the Mergers, the Company anticipates having approximately (i) 2,908,245 shares of common stock available for issuance if this Proposal 3 is not approved by our shareholders and (ii) 12,908,245 shares of common stock available for issuance if this Proposal 3 is approved by our shareholders.  The Company does not have any present plan, agreement or understanding involving the issuance of the additional shares of common stock that are the subject of this Proposal 3 and the Proposed Amendment.  It is possible, however, that merger and acquisition opportunities involving the issuance of shares of the Company’s common stock will develop in the future. It is also possible that an increase in the market price of the Company’s common stock, and conditions in capital markets in general, may make a stock dividend, a stock split or a public or private offering of our common stock desirable.

The Board believes that, with the current level of authorized capital stock, we are constrained in our ability to pursue future strategies intended to support our previously announced growth strategy and to enhance shareholder value. The Board considers the Proposed Amendment to be desirable because it will help to avoid the possible delays and significant expense of calling and holding a special meeting of our shareholders to increase the authorized number of shares of our capital stock at a later date and will enhance our ability to respond promptly to opportunities for acquisitions, mergers, stock splits and, additional financings and to attract, retain and incentivize executive talent. Such a delay may result in our inability to consummate such transactions or procure such executive talent. By having additional shares of common stock authorized, we will be able to act more quickly as opportunities arise.

As is the case with the shares of common stock which are currently authorized but unissued, if this Proposal 3 is adopted by our shareholders, the additional authorized shares of common stock may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board may determine without further shareholder approval, except to the extent that shareholder approval is required by applicable laws, rules or regulations. Because shares of common stock are listed on the Nasdaq Global Select Market, shareholder approval must be obtained, under applicable Nasdaq rules, prior to the issuance of shares for certain purposes, including the issuance of greater than 20% of the then outstanding shares of common stock or voting power in connection with a private financing or an acquisition or merger. In addition, under the Tennessee Business Corporation Act, the Company’s shareholders must approve a share issuance in connection with an individual merger or acquisition which is greater than 20% of the voting power of the Company on a pre-transaction basis.

Any future issuance of additional shares of common stock could have a dilutive impact on the book value and earnings per share of the outstanding shares and would decrease the relative voting power of the then current shareholders. Shareholders do not have any preemptive or other rights to subscribe for any shares of common stock which may in the future be issued by the Company.

The ability to issue additional shares of common stock could also enable the Board to discourage an attempt to gain control of the Company by unaffiliated parties. It is not presently contemplated that any of the remaining authorized shares of common stock would be issued for the purpose of making the acquisition by an unwanted suitor of a controlling interest in the Company more difficult. However, if the Board were to oppose such a suitor in the future, it could (if consistent with its fiduciary duties and within the limits imposed by applicable law) cause the Company to issue additional shares of capital stock in a public or private sale, merger or similar transaction which would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to gain control of the Company. The additional number of authorized shares of common stock could have the effect of making it more difficult for a third party to take over CapStar in a transaction not approved by the Board.

Required Vote

In order for this Proposal 3 to be approved, if a quorum is present at the Annual Meeting, the number of shares voted in favor of this Proposal 3 must exceed the number of shares voted against this Proposal 3.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THIS PROPOSAL

ADDITIONAL INFORMATION

How and when may I submit a shareholder proposal for CapStar’s 2021 Annual Meeting of Shareholders?

We will consider for inclusion in our proxy materials for the 2021 Annual Meeting of Shareholders proposals that are received no later than [●] and that comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act, and our Amended and Restated Bylaws. Shareholders must submit their proposals to CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Corporate Secretary.

In addition, the Company’s Amended and Restated Bylaws provide that at any annual meeting of the shareholders, only such nominations of individuals for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (A) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board; (B) otherwise properly made at the annual meeting, by or at the direction of the Board; or (C) otherwise properly requested to be brought before the annual meeting by a shareholder of the Company in accordance with the Company’s Bylaws. For nominations of individuals for election to the Board or proposals of other business to be properly requested by a shareholder to be made at an annual meeting, a shareholder must: (1) be a shareholder of record at the time such shareholder’s notice is delivered to the Corporate Secretary and at the time of the annual meeting; (2) be entitled to vote at such annual meeting; and (3) strictly comply with the requirements and procedures set forth in the Company’s Amended and Restated Bylaws as to such business or nomination.

For any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Item (C) listed above, the shareholder must have given timely notice thereof (including any documents require by the Company’s Bylaws), and timely updates and supplements thereof, in each case in proper form, in writing to the Corporate Secretary, and such other business must otherwise be a proper matter for shareholder action.

To be timely, a notice of the intent of a shareholder to make a nomination or to bring any other matter before the annual meeting shall be delivered to the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the seventy-fifth (75th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first (1st) anniversary of the date the Company commenced mailing its proxy materials for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after its anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the seventy-fifth (75th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

Accordingly, a shareholder who intends to raise a proposal to be acted upon at the 2021 Annual Meeting of Shareholders must inform the Company by sending written notice to the Company’s Corporate Secretary at CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, no earlier than [●] nor later than [●].  The persons named as proxies in the Company’s proxy for the 2020 Annual Meeting of Shareholders may exercise their discretionary authority to act upon any proposal which is properly brought before a shareholder meeting.

The foregoing description of the advance notice provisions of our Bylaws is a summary and is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, which were filed with the SEC on October 28, 2019 as Exhibit 3.2 to our Company’s Current Report on Form 8-K.  Accordingly, we advise you to review our Amended and Restated Bylaws for additional stipulations relating to advance notice of director nominations and business proposals.

How can I obtain CapStar’s Annual Report?

Our Annual Report, as filed with the SEC, can be accessed electronically, along with this Proxy Statement, by following the instructions contained on our proxy card and is also available on the Investor Relations webpage of our corporate website at www.ir.capstarbank.com under the portal entitled “Corporate Governance—Financials & Filings—Annual Report & Proxies.”  Information that is presented or hyperlinked on our website is not incorporated by reference into this Proxy Statement.

If you wish to receive a physical copy of our Annual Report, as well as a copy of any exhibit to the Annual Report specifically requested, we will mail these documents to you free of charge.  Requests should be sent to CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to the costs of mailing paper copies of our proxy materials and posting our proxy materials on an Internet website, our directors and employees may also solicit proxies in person, by telephone or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many copies should I receive if I share an address with another shareholder?

Shareholders who share an address may receive only a single copy of our proxy materials, except that a separate proxy card will be sent for each shareholder of record residing at the address. This process is known as “householding.”  Shareholders who desire either to receive multiple copies of our proxy materials, or to receive only a single copy in the future, should contact their broker, bank or other agent.  If you are a shareholder of record, you may contact us at (i) CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations, (ii) email ir@capstarbank.com or (iii) call (615) 732-6455.  We will promptly deliver a separate copy of any of these materials to you free of charge.

Who should I contact if I have any questions?

If you have any questions about the Annual Meeting, this Proxy Statement, our proxy materials or your ownership of CapStar common stock, please (i) contact CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations, (ii) email ir@capstarbank.com or (iii) call (615) 732-6455.

OTHER MATTERS

Our management is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement.  However, should any other matter requiring a vote of the shareholders arise, the representatives named on the accompanying Proxy will vote in accordance with their discretion.

By Order of the Board of Directors,

Robert B. Anderson
Secretary

APPENDIX A: ARTICLES OF AMENDMENT TO THE CHARTER OF CAPSTAR FINANCIAL HOLDINGS, INC.

Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment (the “Articles of Amendment”) to its Charter (the “Charter”):

1. The name of the corporation is CapStar Financial Holdings, Inc. (the “Corporation”).

2. Further, upon the effectiveness of these Articles of Amendment, the first sentence of Paragraph (a) of Article 2 of our Charter is hereby deleted in its entirety and replaced with the following:

“(a) The total number of shares of capital stock which the Corporation has authority to issue is forty million (40,000,000) shares, of which thirty-five million (35,000,000) shares shall be common stock, $1.00 par value per share, and five million (5,000,000) shares shall be preferred stock, $1.00 par value per share.”

3. These Articles of Amendment to the Charter were duly adopted by the Board of Directors of the Corporation on March 5, 2020 and by the requisite vote of the shareholders of the Corporation on April 24, 2020.

4. These Articles of Amendment shall be effective when filed with the Secretary of State of the State of Tennessee.

IN WITNESS WHEREOF, the undersigned has executed and delivered these Articles of Amendment this ____ day of April, 2020.

CAPSTAR FINANCIAL HOLDINGS, INC.

By:__________________________________

Name: Timothy K. Schools

Title: President and Chief Executive Officer

ANNUAL MEETING OF CAPSTAR FINANCIAL HOLDINGS, INC. Date: APRIL 24, 2020 Time: 9:00 a.m. (Central Time) Place: Tennessee Bankers Association, 211 Athens Way #100, Nashville, Tennessee 37228 Please make your marks like this: Use dark black pencil or pen only The Board of Directors recommends a vote FOR each nominee for director in Proposal 1 and FOR Proposal 2 and Proposal 3. 1: Election of Directors (Proposal 1)FOR WITHHOLD BOARD Recommends 01 Dennis C. Bottorff FOR 02 L. Earl Bentz FOR 03 Jeffrey L. Cunningham FOR 04 Thomas R. Flynn FOR 05 Louis A. Green III FOR 06 Myra NanDora Jenne FOR 07 Timothy K. Schools FOR 08 Dale W. Polley FOR 09 Joelle J. Phillips FOR 10 Stephen B. Smith FOR 11 James S. Turner, Jr. FOR 12 Toby S. Wilt FOR 2: To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 2) For Against Abstain FOR 3: To approve an amendment to the Charter of the Company to increase the number of authorized shares of the Company’s capital stock from 30,000,000 to 40,000,000, with 35,000,000 shares being common stock and 5,000,000 shares being preferred stock (Proposal 3) For Against Abstain FOR Note: We may conduct such other business as may properly come before the 2020 Annual Meeting or any adjournment or postponement thereof. Authorized Signatures - This section must be completed for your vote to be counted. Date and Sign Below. Please Sign Here Please Date Above  Please Sign Here Please Date Above Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If you have not voted via the Internet or telephone, please separate carefully at the perforation and return just this portion in the envelope provided.  Annual Meeting of CAPSTAR FINANCIAL HOLDINGS, INC. to be held on FRIDAY, APRIL 24, 2020 for Holders as of MARCH 19, 2020 This proxy is being solicited on behalf of the Board of Directors VOTE BY: Go to, www.proxypush.com/CSTR • Cast your vote online. • View meeting documents. • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions. 866-291-7759 TELEPHONEINTERNET MAIL OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided Our proxy materials, which include this Proxy Statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2019, are first being delivered to shareholders on or about March [27], 2020. Shareholders have the ability to access the proxy materials at www.proxydocs.com/cstr and complete their proxy card electronically at www.proxypush.com/cstr. Proxies submitted by the Internet or telephone must be received by 11:59 P.M., Eastern Time, April 23, 2020. PROXY TABULATOR FOR CAPSTAR FINANCIAL HOLDINGS, INC. P.O. BOX 8016 CARY, NC 27512

Proxy — Capstar Financial Holdings, Inc. Annual Meeting of Shareholders April 24, 2020, 9:00 a.m. (Central Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Timothy K. Schools and Robert B. Anderson (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of CapStar Financial Holdings, Inc., a Tennessee corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Tennessee Bankers Association, 211 Athens Way #100, Nashville, Tennessee 37228, on April 24, 2020 at 9:00 a.m. Central Time and any adjournment and postponement thereof. The purpose of the Annual Meeting is to take action on the following 1. To elect twelve (12) directors to serve until the 2021 Annual Meeting of Shareholders and until their successors have been duly elected and qualified (Proposal 1); 2. To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 2); 3. To approve an amendment to the Charter of the Company to increase the number of authorized shares of the Company’s capital stock from 30,000,000 to 40,000,000, with 35,000,000 shares being common stock and 5,000,000 shares being preferred stock (Proposal 3); and 4. To conduct such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof The Board of Directors recommends that you vote “FOR” each nominee for director in Proposal 1 and “FOR” Proposal 2 and Proposal 3. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” Proposal 2 and Proposal 3. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign, date and return this card. To attend the meeting and vote your shares in person, please mark this box. Please separate carefully at the perforation and return just this portion in the envelope provided.